Exhibit 10.25.1

100 CARILLON

LEASE SUMMARY

LEASE DATE:	January 17, 2005

LANDLORD:	100 CARILLON, LLC, a Delaware limited liability company

NOTICE ADDRESS OF LANDLORD:	235 Third Street South
Suite 300
	St. Petersburg, Florida 33701	Telephone: (727) 803-8200
	Attention: Property Manager	Facsimile: (727) 803 1901

TENANT:	FIRST ADVANTAGE CORPORATION, a Florida corporation

NOTICE ADDRESS OF TENANT:	100 Carillon Parkway
Suite 300
St. Petersburg, Florida 33716
	Attention: John Lamson, CFO	Telephone: (727) 214-3411
Facsimile: (727) 214-3422
TENANT’S
CONTACT	Stephen Smith	Telephone: (727) 214-3450
PERSON:	Vice President, Facilities	Facsimile: (727) 214-3453

BUILDING:	Office building known as 100 Carillon, located on the Land at 100 Carillon Parkway, St. Petersburg, Florida 33716, as may be expanded or modified.

LAND:	That certain tract or parcel of land located in St. Petersburg, Pinellas County, Florida, and described on Exhibit A attached hereto and incorporated herein by reference.

PREMISES:	Such areas of space on the first, second and third floors of the Building, all as more particularly described on Exhibit B attached hereto and incorporated herein by reference, upon the earlier of (i) the date of occupation by Tenant, or (ii) the outside date as reflected in said attached Exhibit “B”. The Premises Net Rentable Area and the Premises Net Usable Area described below are estimates. Upon completion of the final space plan for the Premises, the actual Rentable Area and Usable Area shall be calculated in accordance with the measurement method promulgated by the Building Owners and Managers Association, International (BOMA), published by the Secretariat and approved June 7, 1996, based upon a common area factor of 1.0225 for full floor users and 1.15 for multi-tenant floors. The Premises Net Rentable Area and the Premises Net Usable Area shall then be adjusted and determined in accordance with such calculations and all other provisions of this Lease which are based upon the Premises Net Rentable Area or the Premises Net Usable Area shall likewise be adjusted. Landlord and Tenant shall execute an amendment to this Lease to evidence all such adjustments.

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PREMISES NET RENTABLE AREA:	74,065 square feet located on the first, second and third floors in the Building, which includes the “Deli” space.

BUILDING NET RENTABLE AREA:	79,660 square feet

LEASE TERM:	One Hundred Fifty-Six (156) months, beginning on the Commencement Date. If the Commencement Date is any day other than the first day of a calendar month, the Lease Term shall be extended automatically until midnight on the last day of the calendar month in which the Lease Term otherwise would expire. See Special Stipulations for Extension Option.
COMMENCEMENT
DATE:	(a) If there is no occurrence of any Tenant Delay:	April 1, 2005. Landlord will achieve Substantial Completion by April 25, 2005, provided there is no Tenant Delay. In the event Substantial Completion is not achieved by April 25th and not caused by a Tenant Delay, Tenant will receive a day of free Base Rental paid for every day Substantial Completion is delayed.

	(b) If there is the occurrence of any Tenant Delay:	April 1, 2005

BASE RENTAL:	Shall mean the rent to be paid to Landlord as provided in Exhibit “C-1” attached hereto and incorporated by reference herein. Florida state sales tax shall be added to Tenant’s payment of Base Rental and all other rental or charges paid to Landlord.

BASIC COSTS
EXPENSE STOP:	Shall mean the Basic Costs paid or incurred by Landlord during calendar year 2005 (the “Base Year”), subject to adjustment in accordance with the terms of Paragraph 7.

ADVANCE
BASE RENTAL
PAYMENT:	Thirty Seven Thousand Five Hundred Forty Six Dollars ($37,546.00), plus 7% sales tax.

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EARLY OCCUPANCY
FEE:	The fee to be paid to Landlord as provided in Exhibit “C-2” attached hereto and made a part hereof, if any, which sum shall be deemed “Additional Rent.” Florida state sales tax shall be added to Tenant’s payment of Additional Rental and all other rental or charges paid to Landlord.
SECURITY
DEPOSIT:	None

TENANT
IMPROVEMENTS
ALLOWANCE:	Shall be $21.00 per rentable square foot of the Premises for architectural, mechanical, electrical and construction drawings, permits and hard construction costs. The Tenant Improvements Allowance shall be applied and paid as described in Paragraph 9 and Exhibit D of this Lease.

BROKERS:	TRS Commercial Real Estate Services, Inc. (“TRS”) and Echelon Real Estate Services, LLC (“ERES”), as transaction brokers.

The foregoing summary (the “Lease Summary”) is hereby incorporated into and made a part of the Lease Agreement. In the event, however, of a conflict between the terms of the Lease Summary and the terms of the Lease Agreement, the latter shall control.

Initial:                      (For Landlord)

Initial:                      (For Tenant)

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TABLE OF CONTENTS

Paragraph	Description
1.	DEFINITIONS	1

2.	LEASE GRANT	3

3.	LEASE TERM	3

4.	USE	3

5.	BASE RENTAL	4

6.	ADJUSTMENTS TO BASE RENTAL	4

7.	ADJUSTMENTS FOR INCREASES IN BASIC COSTS	4

8.	SERVICES TO BE FURNISHED BY LANDLORD	6

9.	CONSTRUCTION OF IMPROVEMENTS	8

10.	MAINTENANCE AND REPAIR BY LANDLORD	8

11.	MAINTENANCE AND REPAIR BY TENANT	9

12.	ALTERATIONS BY TENANT	10

13.	USE OF ELECTRICAL SERVICES BY TENANT	10

14.	GRAPHICS AND SIGNAGE	11

15.	PARKING	11

16.	COMPLIANCE WITH LAWS	12

17.	BUILDING RULES AND REGULATIONS	12

18.	ENTRY BY LANDLORD	12

19.	ASSIGNMENT AND SUBLETTING	13

20.	LIENS	15

21.	LANDLORD’S INSURANCE	16

22.	TENANT’S INSURANCE	16

23.	TENANT’S INDEMNITY	17

24.	WAIVER AND WAIVER OF SUBROGATION RIGHTS	17

25.	CASUALTY DAMAGE	17

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26.	CONDEMNATION	19

27.	DAMAGES FROM CERTAIN CAUSES	19

28.	EVENTS OF DEFAULT/REMEDIES	19

29.	SECURITY DEPOSIT; LETTER OF CREDIT	21

30.	PEACEFUL ENJOYMENT	21

31.	HOLDING OVER	21

32.	SUBORDINATION TO MORTGAGE	22

33.	ESTOPPEL CERTIFICATE	22

34.	ATTORNEYS’ FEES	22

35.	NO IMPLIED WAIVER	22

36.	PERSONAL LIABILITY	23

37.	NOTICES	23

38.	SEVERABILITY	24

39.	RECORDATION	24

40.	GOVERNING LAW AND VENUE	24

41.	FORCE MAJEURE	24

42.	TIME OF PERFORMANCE	25

43.	TRANSFERS BY LANDLORD	25

44.	COMMISSIONS	25

45.	EFFECT OF DELIVERY OF THIS LEASE	25

46.	REAL ESTATE INVESTMENT TRUST	25

47.	HAZARDOUS MATERIALS	26

48.	LANDLORD’S RIGHT OF RELOCATION	26

49.	EVIDENCE OF AUTHORITY	26

50.	SURVIVAL OF OBLIGATIONS	26

51.	CONFIDENTIALITY	27

52.	CONTRACTUAL LANDLORD’S LIEN	27

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53.	RENT A SEPARATE COVENANT	28

54.	RADON	28

55.	MISCELLANEOUS PROVISIONS	28

56.	SPECIAL STIPULATIONS	28

57.	LANDLORD DEFAULT AND SELF-HELP REMEDY	28

58.	FINANCIAL REPORTS	29

59.	CONDITIONS PRECEDENT	29

EXHIBITS

A	Description of Land
B	Designation of Premises
C-1	Rental Rate
C-2	Early Occupancy Fee
D	Construction of Improvements
E	Rules and Regulations
F	Special Stipulations

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into on the date and between the Landlord and Tenant identified in the Lease Summary.

WITNESSETH:

1. Definitions.

Capitalized terms appearing in this Lease, unless defined elsewhere in this Lease or in the Lease Summary, shall have these definitions:

(a) “Additional Rent” shall mean all sums of money in addition to Base Rental which shall become due from Tenant under this Lease, including, without limitation, Tenant’s Proportionate Share of Basic Costs in excess of the Basic Costs Expense Stop, as set forth in Paragraph 7 herein.

(b) “Adjustment Date” is not applicable.

(c) “Base Rental” during the Lease Term shall be the amount so designated in the Lease Summary, as same may be adjusted pursuant to the terms of this Lease, together with all taxes (excise, sales, use or other) levied or assessed by any governmental entity on Base Rental, Additional Rent or any other sums payable by Tenant under this Lease.

(d) “Basic Costs” shall mean and include: all expenses relating to the Building and the Building Exterior Common Areas, including all costs of operation, maintenance and management thereof and assessments for public betterments or improvements, any and all assessments or charges that are charged by any property owners association applicable to the Land, including Carillon Property Owners Association, Inc. (the “Association”), ad valorem real estate taxes and any other tax on real estate as such, ad valorem taxes on furniture, fixtures, equipment or other property used in connection with the operation, maintenance or management of the Building and the Building Exterior Common Areas and the costs, including, without limitation, legal and consulting fees, of contesting or attempting to reduce any of the aforesaid taxes, the cost of capital improvements which are required by applicable law or which will improve the efficiency of operating, managing or maintaining the Building or which will reduce Landlord’s operating expenses or the rate of increase thereof, the cost of labor, materials, repairs, insurance, utilities and services and such other expenses with respect to the operation (the cost of such capital improvement items and installation shall be amortized over the longer of either the useful life of such improvement or such period as permitted by GAAP), and an administration and management fee equal to four percent (4%) of the Base Rental and Additional Rental due for the same period of time, all of which expenses shall be incurred or paid by or on behalf of Landlord or are properly chargeable to Landlord’s operating expenses in accordance with generally accepted accounting principles as applied to the operation, maintenance and management of a first class office building.

Notwithstanding the foregoing, it is agreed that the Basic Costs shall not include: any leasing or marketing or brokerage costs, fees, or commissions; any cost of upfitting space for occupancy by tenants; any amortization of principal or interest on account of any indebtedness; any legal expenses arising out of any misconduct or negligence of Landlord or any person for which Landlord is responsible or arising out of dealings between any principals constituting Landlord or arising out of any leasing, sale or financing of the Building or the Land or any part of either of them; or, except as expressly permitted above, the costs of capital improvements (i.e., the costs of any capital improvements unless such costs are required by applicable law or which will improve the efficiency of operating, managing or maintaining the Building or which will reduce Landlord’s operating expenses or the rate of increase thereof, the cost of labor, materials, repairs, insurance, utilities and services and such other expenses with respect to the operation).

(e) “Basic Costs Expense Stop” shall be the amount so designated in the Lease Summary.

(f) “Brokers” shall be the party or parties so designated in the Lease Summary.

(g) “Building” shall have the meaning set forth in the Lease Summary.

(h) “Building Exterior Common Areas” shall mean (A) the exterior of the Building and all of the improvements and real property on the Land, including, without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks, signs and landscaped areas located on or within the Land; and (B) all signs and landscaped areas located in public rights-of-way directly contiguous to the Land if and to the extent Landlord maintains such signs and landscaped areas from time to time.

(i) “Building Net Rentable Area” shall have the meaning set forth in the Lease Summary.

(j) “Commencement Date” shall mean that date set forth in the Lease Summary.

(k) “Common Areas” shall mean collectively (i) the Building Exterior Common Areas and (ii) all those areas within the Building devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public, including any columns and/or projections located within said areas, except as expressly provided hereinafter. Notwithstanding the foregoing, it is understood and agreed that the delicatessen food service area located on the first floor of the Building which may be utilized by Tenant or its agents or licensees, from time to time for serving food and beverages and any related seating areas (collectively, the “Deli Area”), shall not be deemed to be a part of the “Common Areas”, even though other tenants or third parties may utilize the services and/or seating areas of the Deli Area and any food or beverage operation conducted therein.

(l) “Estimated Basic Costs” is defined in Paragraph 7(a) herein.

(m) “Force Majeure Matters” is defined in Paragraph 41 herein.

(n) “Land” shall mean the real property upon which the Building is situated as more particularly described on Exhibit A hereto.

(o) “Lease Term” shall mean the term of this Lease as set forth in the Lease Summary.

(p) “Premises” shall have the meaning set forth in the Lease Summary

(q) “Substantial Completion” of the Tenant Improvements shall occur upon the issuance of a temporary certificate of occupancy or its equivalent for the Premises by the proper governmental entity. The Tenant Improvements shall be Substantially Complete even though there remain to be completed in the Premises punch list items, including but not limited to details of construction, decoration or mechanical adjustment.

(r) “Tenant Delay” shall mean any of the following items, in addition to any other items described as a “Tenant Delay” in the Work Agreement attached hereto as Exhibit “D”, which results in an actual delay to the Substantial Completion of the Tenant Improvements:

(i) Any delay on the part of Tenant to the Design and Construction Timeline attached hereto as Exhibit “D;

(ii) Tenant’s request for any additional Tenant Improvements beyond that initially contemplated by the plans attached hereto as Exhibit “D”;

(iii) changes in the Tenant Improvements work requested by Tenant;

(iv) any other delay of any kind or nature to the extent caused by Tenant or its agents.

In the event Substantial Completion of the Tenant Improvements is actually delayed as a result of one or more Tenant Delay(s), then the Commencement Date shall be April 1, 2005.

(s) “Tenant Improvements” shall mean the improvements to be constructed and installed in the Premises in accordance with the Tenant Improvements Plans and Specifications, the terms of Paragraph 9 herein and Exhibit D attached hereto.

(t) “Tenant Improvements Allowance” shall mean the allowance to be provided by Landlord to Tenant for the construction of the Tenant Improvements. The amount of the Tenant Improvements Allowance is set forth in the Lease Summary.

(u) “Tenant Improvements Plans and Specifications” shall mean the plans and specifications for the construction of the Tenant Improvements, which plans and specifications shall be prepared pursuant to Exhibit D attached hereto.

(v) “Tenant’s Proportionate Share” means that fraction, the numerator of which is the Premises Net Rentable Area and the denominator of which is the total Building Net Rentable Area.

(w) “Utility Costs” shall mean and include all of Landlord’s expense for furnishing heat, air conditioning, electricity, water, sewer, gas, garbage disposal and all other utilities to the Building and to the Premises, including the base cost of all such utilities, and any fees, charges and taxes imposed on the same by any governmental agency or third party. The foregoing shall not include the cost of furnishing after-hours HVAC to Tenant.

2. Lease Grant.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease, the Premises located in the Building.

3. Lease Term.

This Lease shall continue in force for a term (the “Lease Term”) beginning on the Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision herein.

4. Use.

The Premises shall be used only for general office use and no other purposes, except as expressly provided in this Lease, it being understood that the anticipated use of the Premises shall be the corporate headquarters of Tenant and its operation center. In addition, Tenant may conduct a deli-style food and non-alcoholic beverage service operation in the “Deli Area”, provided that any and all such food and beverages shall be available for sale to all tenants in the Building. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors (to the extent such invitees and visitors are within the Premises) in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any excessive or offensive odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes undue vibration in any portion of the Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the reasonable opinion of Landlord, be hazardous on account of fire or which would in any way increase or render void the fire insurance on the Buildings. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, including the food and beverage Tenant shall, at its expense, duly procure and thereafter maintain such license or permit and shall at all times comply with the terms and conditions of same. Tenant shall not at any time knowingly suffer the Premises to be used or occupied in violation of (i) the Certificate of Occupancy for the Premises or for the Buildings, (ii) any of the provisions of this Lease, or (iii) zoning ordinances, and rules and regulations of governmental and quasi governmental authorities having jurisdiction over the Building.

5. Base Rental and Early Occupancy Fee.

(a) Commencing as of April 1, 2005 and continuing throughout the Lease Term, Tenant agrees to pay to Landlord, without any setoff or deduction, except as provided in this Lease, the Base Rental, and all such other sums of money as shall become due hereunder as Additional Rent, all of which are sometimes herein collectively called “rent” or “Rent.” Base Rental for each calendar year or portion thereof during the Lease Term, together with any applicable adjustment thereto pursuant to Paragraph 6 herein, shall be due and payable in advance, in twelve (12) equal installments on the first day of each calendar month during the Lease Term; provided, however, as set forth in the Lease Summary, Base Rental for the first full calendar month during the Lease Term (the “Advance Base Rental Payment”) shall be due and payable upon the full execution of this Lease. Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand.

(b) Notwithstanding the foregoing, it is contemplated that Tenant shall take occupancy of the Premises in stages. It is assumed that Tenant shall take occupancy of all or a portion of one floor of the Building on the date of Substantial Completion (targeted to be April 25, 2005). Notwithstanding the foregoing, Tenant shall have the right take occupancy of all or a portion of either of the remaining two floors prior to August 1, 2005 (“Early Occupancy”). In the event of any Early Occupancy, Tenant shall pay Landlord, without any setoff or deduction, the “Early Occupancy Fee” as Additional Rent, all as set forth in Exhibit “C-2” attached hereto. To clarify the foregoing, Tenant shall not be obligated to pay any “Early Occupancy Fee” if Tenant occupies all or a portion of one floor of the building on or after the date of Substantial Completion, whether the date of Substantial Completion occurs prior to April 25 or after April 25, 2005, but shall be obligated to pay the Early Occupancy Fee upon and in the event of Tenant’s occupancy of all or a portion of either of the remaining two floors prior to August 1, 2005.

6. Adjustments for Increases in Basic Costs.

The parties each acknowledge that the Base Rent specified in Section 3 of this Lease does not provide for increases in Basic Costs which may hereafter affect the Premises, the Building or the Project; accordingly, from and after the first day of the year following the Base Year and thereafter during the Term of this Lease, and any renewals thereof, Tenant shall pay Landlord as Additional Rent, in the manner hereafter provided, Tenant’s Proportionate Share of the amount by which Basic Costs paid or incurred by Landlord during such period exceeded the Basic Costs Expense Stop. References in this Paragraph 6 to “Basic Costs” shall be deemed and construed to refer to Basic Costs as adjusted pursuant to the immediately following paragraph. If Tenant shall be obligated to make payments as aforesaid with regard to any partial calendar year during the Lease Term, Basic Costs in excess of the Basic Costs Expense Stop shall be prorated on the basis of the number of days during such calendar year for which Tenant is obligated to make such payments. Notwithstanding the foregoing, however, Landlord agrees that the “Controllable Portion” of Basic Costs shall not increase by more than four percent (4%) from the Base Year to the following calendar year or between any other calendar years during the Lease Term. For purposes hereof, the “Controllable Portion” of Basic Costs shall mean all Basic Costs less and except real estate taxes, Utility Costs, and insurance.

It is acknowledged and agreed that it will not be possible to determine the actual amount of the excess (if any) of Basic Costs over the Basic Costs Expense Stop for a given calendar year until after the end of such calendar year. Therefore, until Tenant’s liability for Tenant’s Proportionate Share of Basic Costs in excess of the Basic Costs Expense Stop shall have been finally determined for a particular calendar year, Tenant shall make payment on account of excess Basic Costs as follows:

(a) Commencing as of the first anniversary of the Commencement Date and continuing throughout the Lease Term (and any renewal or extension thereof), and subject to the limitation expressed above, Landlord shall make a good faith estimate of Basic Costs for such calendar year and Tenant’s Proportionate Share thereof (hereinafter “Estimated Basic Costs” and “Tenant’s Estimated Proportionate Share”), and Tenant shall pay to Landlord, as Additional Rent with each monthly installment of Base Rental, an amount equal to one-twelfth (1/12) of Tenant’s Estimated Proportionate Share of the amount by which Estimated Basic Costs for the current calendar year are estimated to exceed the Basic Costs Expense Stop. Such payments for any partial month shall be paid in advance at the daily rate equal to the monthly payment divided by the number of days in the month for which the same is due. On or about January 1 of each calendar year in respect of which Tenant shall be obligated to make payments on account of excess Basic Costs during the Lease Term (and any renewal or extension thereof), Landlord shall furnish to Tenant a statement for such calendar year of Tenant’s Estimated Proportionate Share and of Estimated Basic Costs and thereupon, subject to the limitations expressed above, as of such January 1, Tenant shall make payments under this Paragraph 7(a) in accordance with such statement.

(b) On or before April 1 (or as soon as practicable thereafter) of each year following a calendar year in which Tenant is obligated to make payments on account of excess Basic Costs during the Lease Term (and any renewal or extension thereof), Landlord shall furnish Tenant with a statement setting forth the total amount of Tenant’s Proportionate Share of the amount by which Basic Costs for the preceding calendar year exceeded the Basic Costs Expense Stop. If any such statement shall show an overpayment or underpayment of Tenant’s Proportionate Share of excess Basic Costs for the preceding calendar year, any overpayment shall be refunded to Tenant, provided Tenant is not in default under the terms of this Lease, or otherwise such overpayment shall be credited against payments due from Tenant under this Lease. The full amount of any underpayment shall be paid to Landlord by Tenant not later than the first day of the first calendar month after such statement shall have been delivered to Tenant.

7. Sales Tax. Tenant shall be liable and pay to Landlord all rental, sales and use taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, on Base Rental, the Early Occupancy Fee, Tenant’s Proportionate Share of the amount by which Basic Costs paid or incurred by Landlord during such period exceeded the Basic Costs Expense Stop, and any other Additional Rental or other fees or charges due to Landlord, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the Rent or other charge upon which the tax is based as set forth herein.

8. Services to Be Furnished by Landlord.

Landlord agrees to furnish Tenant the following services:

(a) Hot and cold water at those points of supply as specified in the plans for the Tenant Improvements and to the lavatories in the Common Area restrooms, and cold water to water fountains and to the toilets in the Common Area restrooms.

(b) Electrical service to serve the Common Areas and the Premises.

(c) Routine and scheduled or continuous (as appropriate) maintenance and electric and lighting service for all Common Areas and the Premises in the manner and to the extent usual and customary for Class A office buildings located in the Tampa Bay area. Landlord agrees to provide maintenance service to the Building with the services of a property management company having experience with Class A commercial properties and which shall be dedicated to furnishing services on-site throughout Carillon Park.

(d) Exterior window washing (not less than three times in any calendar year) and routine pest control, landscaping maintenance, and janitorial service (Mondays through Fridays, exclusive of normal business holidays) and otherwise in the manner and to the extent usual and customary for Class A office buildings in the Tampa Bay area.

(e) All Building standard fluorescent and incandescent light bulb replacement in the Common Areas and all light bulb replacement in the Premises; provided, however, Tenant shall promptly pay to Landlord, as Additional Rent, costs incurred by Landlord in replacing light bulbs in the Premises (including the cost of purchasing such light bulbs) if and to the extent such replacement cost exceeds the replacement cost for Building standard light bulbs.

(f) Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary or for damages done by unauthorized persons on the Premises, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully with Landlord’s efforts to maintain controlled access to and in the Building during times other than Normal Business Hours and shall follow all regulations promulgated by Landlord with respect thereto. Tenant may maintain an on-site security service consisting of a desk manned by a licensed security guard located on the ground floor of the Building to govern and monitor ingress and egress to the Premises, only; provided however, Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all losses, claims or damage incurred by Landlord that may result from Tenant’s security employees or agents impeding or limiting, in any fashion, any ingress and egress of Landlord or other tenants, and their respective agents, employees, licensees and invitees, to and from such tenants’ premises and the Common Areas.

(g) Except with regard to any heat that may be generated by specialized heat-generating machine or equipment (all normal and customary office equipment associated with general office use and operations center being excluded) and which may affect the temperature otherwise maintained by the Building HVAC, the accommodation of which shall not be Landlord’s responsibility and shall be Tenant’s responsibility pursuant to Paragraph 11(b) herein, Landlord shall furnish central heat and air conditioning sufficient for the comfortable occupancy of the Premises. Provided, however, central heating and air conditioning service at times other than for “Normal Business Hours” for the Building (which are 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays identified as New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), shall be furnished only on the written request of Tenant delivered to Landlord.

Notwithstanding anything herein to the contrary, Tenant shall bear the entire cost (as Additional Rent) of such additional heating and air conditioning used by Tenant at times other than Normal Business Hours, and Tenant shall pay such costs within thirty (30) days following demand by Landlord. The cost to be charged by Landlord to Tenant hereunder for heating and air conditioning service used by Tenant during times other than Normal Business Hours shall be Landlord’s then “standard charge” for such service, which Landlord agrees currently is $30.00 per hour per floor of the Building. Landlord agrees to provide Tenant with an annual reconciliation report reflecting Landlord’s actual cost to prove after hours HVAC service. In the event that the amount paid by Landlord to the local electrical utility company for electricity supplied for after-hours HVAC as reflected by the reconciliation report for any given period of time is greater than the amount paid by Tenant as the “standard charge” for after-hours for the relevant period of time, Landlord may submit an invoice to Tenant periodically for the cost of such excess electricity supplied and Tenant shall pay the full invoiced amount (as Additional Rent) to Landlord within ten (10) days after Tenant’s receipt of each such invoice. In the event that the amount paid by Landlord to the local electrical utility company for electricity supplied for after-hours HVAC as reflected by the reconciliation report for any given period of time is less than the amount paid by Tenant as the “standard charge” for after-hours for the relevant period of time, Landlord will credit such overage against the rent payment next due to Landlord. In addition, Landlord may adjust its standard charge to reflect the actual costs as so reflected in the reconciliation report.

(h) The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from any Force Majeure Matters or from any other causes beyond the reasonable control of Landlord shall not (i) render Landlord liable in any respect, (ii) be construed as an eviction of Tenant, (iii) work an abatement of rent, or (iv) relieve Tenant from the obligation to fulfill any covenant or agreement in this Lease. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service resulting therefrom. Amounts payable pursuant to this Paragraph 8 shall be deemed to be Additional Rent due from Tenant to Landlord, and any default in the payment thereof shall entitle Landlord to all remedies provided for herein at law or in equity on account of Tenant’s failure to pay Base Rental.

(i) Landlord shall have the right with regard to any and all maintenance obligations of Landlord under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of the obligations as Landlord shall deem proper, including entities in which Landlord may hold an ownership or other interest, provided that such property management company is an experienced Class A property management company. Landlord may incur certain operating, management and maintenance obligations, costs and expenses pertaining to the Premises, together with or in combination with Landlord’s operations, repair, management and maintenance of other properties located in the same development park or project. To the extent such costs and expenses are shared costs or jointly billed to Landlord, Landlord agrees that it shall apportion the costs and expenses among the Premises and the other properties subject to such services, repair or maintenance in a fair and equitable fashion. Landlord must provide a detailed or itemized accounting of shared costs upon written request of Tenant, but not more frequently than once every six months and only within two years following Landlord’s statement or billing for such shared costs. If Tenant, in good faith, disputes such charges, Tenant must notify Landlord within three months following its receipt of the detailed accounting therefore and all disputed sums shall be deposited in escrow, pending resolution of such dispute. The parties agree to submit any disputes to arbitration if not resolved within 15 days.

9. Construction of Improvements.

(a) Subject to Force Majeure Matters (as that term is defined in Paragraph 41 herein) and consistent with the terms of Paragraph 3 herein and Exhibit D hereto, Landlord shall pursue diligently and in good faith the completion of the Tenant Improvements.

The Tenant Improvements Allowance shall be applied by Landlord against the costs of designing, planning and constructing the Tenant Improvements. In the event the costs incurred in connection with the design, planning and construction of the Tenant Improvements exceed the Tenant Improvements Allowance, Tenant covenants that it shall pay to Landlord all of such excess costs (the “Excess Costs”) on or prior to the date of Substantial Completion. Landlord must provide a detailed or itemized accounting of Excess Costs upon demand and Tenant may, in good faith, dispute any charges for work or costs not previously approved by Tenant. Any and all sums subject to a good faith dispute by Tenant shall be deposited in escrow pending resolution of the same. The parties agree to submit any and all disputes to arbitration in the event the same remain unresolved within 15 days.

The Excess Costs (if any) payable by Tenant under this Paragraph 9 shall be due hereunder at the time specified hereinabove, and failure to make any such payment (less and except disputed charges) when due shall constitute an Event of Default of Tenant under Paragraph 28 herein.

(b) Except as otherwise provided above in this Paragraph 9, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant’s account and at Tenant’s cost. Tenant shall also pay ad valorem taxes and increased insurance on or attributable to the Tenant Improvements (to the extent of the cost of the Tenant Improvements is in excess of the Tenant Improvements Allowance), which cost shall be payable by Tenant to Landlord.

10.	Maintenance and Repair by Landlord.

Except to the extent any such repairs or replacements are the responsibility of Tenant pursuant to the terms of Paragraph 11 or Paragraph 12 herein or any other provision in this Lease, Landlord shall be responsible for maintaining, repairing and replacing, as an item of Basic Costs subject to the terms and conditions set forth in this Lease:

(a) the roof, foundations, exterior walls, and all structural parts of the Building;

(b) all portions of the Premises affected by structural conditions whose source lies outside the Premises;

(c) all Common Areas, including Building Exterior Common Areas;

(d) all utility, sprinkler service, electrical and plumbing lines and general HVAC systems outside the Premises but which serve the Premises on; and

(e) all Building fixtures and equipment owned by Landlord, including but not limited to utility, sprinkler service, electrical and plumbing lines and HVAC systems within the Premises, but not including any of Tenant’s fixtures or equipment or other personal property.

11. Maintenance and Repair by Tenant.

In addition to any other provisions in this Lease which obligate Tenant to perform maintenance, repair and replacement duties relative to the Premises and/or the Building, Tenant shall be responsible for the following maintenance, repair and replacement responsibilities:

(a) Tenant shall, at its expense, keep and maintain the Premises in good order and repair and not commit or allow any waste to be committed on any portion of the Premises; and at the termination of this Lease, Tenant agrees to deliver up the Premises to Landlord in as good of a condition as existed on the Commencement Date, excepting only reasonable wear and tear, acts of God and repairs required to be made by Landlord pursuant to the terms of this Lease (it being understood that notwithstanding the foregoing, the flooring on the second and third floors, only, of the Building may be re-delivered in “broom-clean” condition). All repairs and replacements made by Tenant shall be equal in quality and class to the originals thereof and shall be completed in compliance with applicable law. If Tenant fails to make the repairs or replacements, in an emergency promptly after notice, or otherwise fails to make the repairs or replacements within thirty (30) days after notice or in the event that such repair or replacement is of such a nature as cannot with diligent effort be cured within said thirty (30) day period, Tenant shall have failed to commence to cure within said period or failed to diligently prosecute remedial efforts to completion within a reasonable time thereafter, then Landlord may, at its option, make the repairs or replacements, and the cost of such repairs or replacements shall be charged to Tenant as Additional Rent and shall become payable by Tenant with the payment of the rent next due hereunder.

(b) If Tenant elects to install its own separate and exclusive HVAC systems and units in order to accommodate excessive heat generated by any of Tenant’s specialized heat-generating machinery or equipment, Tenant shall, at its expense, cause such HVAC systems and units to be maintained, together with any other specialized appliances and equipment owned or installed by Tenant and that serve Tenant or the Premises (or any portion thereof). In the event the Premises (or any portion thereof) is exclusively served by an HVAC system or unit for such specialized equipment or machinery, Tenant shall contract with a qualified heating and air conditioning service company approved by Landlord for the monthly maintenance and the repair and replacement, as necessary, of such HVAC system or unit. Tenant shall provide Landlord with a copy of any contract required under this Paragraph 11(b) within ten (10) days after the Commencement Date and a copy of any subsequent contracts (or any renewal contracts) within ten (10) days after their execution. The cost of all contracts which Tenant is required to maintain under this Paragraph 11(b) shall be borne by Tenant.

(c) Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord to repair or replace any damage done to the Common Areas, the Building, or any part thereof (including the Premises), caused by Tenant or Tenant’s agents, employees, invitees, or visitors. Any and all such repairs or replacements shall be effected in compliance with all applicable laws.

(d) Landlord agrees that to the extent any necessary repairs or replacements are covered by one or more warranties furnished or to be furnished to Landlord in connection with the Tenant Improvements to be performed as contemplated by Exhibit D attached hereto, Landlord shall use diligent effort to enforce such warranties.

12. Alterations by Tenant.

Tenant shall not make or allow to be made any alterations to the Premises or install any vending machines in the Premises, without first obtaining the written consent of Landlord in each such instance. Any and all alterations to the Premises, including, without limitation the Tenant Improvements, shall become the property of Landlord upon the termination of this Lease (except for personal property and furniture owned by Tenant).

13. Landlord’s Reservation of Common Areas and Right of Further Development.

Landlord shall retain control over the Common Areas in the Building (to the extent located on the first floor, and all vertical penetrations, and the roof and reserving the right to reasonably access the roof) and all Building Exterior Common Areas and shall operate and maintain all Common Areas in such manner as Landlord in its reasonable discretion, shall determine. Without limitation to the foregoing, Landlord shall have the right to construct either an expansion to the Building or to construct another building or parking facility on the Land, as more particularly provided for hereinafter. Landlord agrees that it shall consult with Tenant prior to the exercise of any such control to the extent it would impact Tenant’s use and enjoyment of such Common Areas. Tenant acknowledges that, without any liability to Tenant in any respect, Landlord shall have the right to:

(a) Close off any of the Common Areas to whatever extent required, in the opinion of Landlord, to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not materially deprive Tenant of the benefit and enjoyment of the Premises for its permitted use;

(b) Except as expressly provided herein, temporarily close not more than fifty percent, at any given time, of the total of the Common Areas (but not more than 90 days in the aggregate for every two year period) for maintenance, alteration, further site development or improvement purposes. Notwithstanding the foregoing, in the event of further site development by Landlord, Landlord shall be entitled to utilized all or any portion of the Building Exterior Common Areas for staging and/or as the site for an additional building or parking facility to be located either on or adjacent to the Land; provided that Landlord continuously provides Tenant with not less than 300 parking spaces on or in the vicinity of the Land during such construction period (provided, however, in the event that such relocated spaces are located at a distance greater than the distance between the Building and the “Town Center Off-Site Parking” (as defined in Paragraph 13, below), then Landlord agrees that it shall furnish a free shuttle service (during Tenant’s standard business hours of arrival and departure) to the employees of Tenant between such off-site parking location and the Building;

(c) Select, appoint or contract with any person for the purpose of operating and maintaining the Common Areas, on such terms and conditions as Landlord deems reasonable;

(d) Change the size, use, shape or nature of any such Common Areas (including any of the Building Exterior Common Area and any other Common Area located on the first floor of the Building and the roof top) provided such change does not materially deprive Tenant of the benefit and enjoyment of the Premises and further provided that such change does not increase Tenant’s Proportionate Share for purposes of any rental calculations hereunder. So long as Tenant is not thus deprived of the use and benefit of the Premises or adequate parking or access to the Premises, and is not deprived of toilet facilities within the Building, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of any concourse, elevator, stairs, toilet or other public conveniences in the Building, or any driveways or parking facility, without incurring any liability to Tenant or entitling Tenant to any abatement of rent;

(e) Expand the existing Building or other Building, whether or not the same covers a portion of the Common Areas, convert the Common Areas to a portion of the Building or other building, or convert any portion of the Building (excluding the Premises) or other building to Common Areas. Upon erection or any Building or expansion of the Building, or change in Common Areas, the portion of the Building upon which such structures have been erected will no longer be deemed to be a part of the Common Areas. In the event of any such changes in the size or use of a building or Common Areas, Landlord may make an appropriate adjustment in the Rentable Square Feet of the Building and a corresponding adjustment to Tenant’s Proportionate Share;

(f) In addition to the other rights of Landlord under this Lease, Landlord reserves to itself and its respective successors and assigns the right to: (i) change the street address and/or name of the Building; (ii) erect, use and maintain pipes and conduits in and through the Premises; (iii) grant to anyone the exclusive right to conduct any lawful business or undertaking in the Building; (iv) control the use of the roof and exterior walls of the Building and other Building Exterior Common Area; and (vi) use Tenant’s name in promotional materials relating to the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction or disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises, provided that Landlord uses reasonable efforts to minimize interference with Tenant’s benefit and enjoyment of the Premises.

(g) Nothing in this Paragraph 13 is intended to negate or nullify the rights granted to Tenant in Exhibit F, Sections 3 and 4.

14. Graphics and Signage.

All letters and numerals on doors or other signs on the Premises shall be in the standard form of graphics for the Building, and no others shall be used or permitted without Landlord’s prior written consent. Furthermore, except as expressly permitted herein, Tenant shall not place signs on or in the Premises which are visible from outside the Premises. Tenant’s name and suite number shall be included by Landlord on the lobby directory for the Building and at the main entry for the Premises. Notwithstanding the foregoing, Landlord will permit Tenant to install lighted signage on the Building, either in the form of the existing lighted sign currently installed on the Pasco Building, or be a new channel mounted lighted sign approximately the same size. Any new signage installation, including the size and scope, shall be subject to both Landlord’s and Tenant’s prior written approval, and furthermore, shall be permitted only upon governmental approval and shall comply with all governmental ordinances, codes and regulations. The cost of the building signage is the sole responsibility of Tenant and may be funded from the Tenant Improvement Allowance.

15. Parking.

During the Lease Term, Tenant shall have, without charge, the non-exclusive right to use, in common with Landlord, other tenants of the Building, and their respective guests and invitees, the automobile parking areas, driveways, and footways located on the Land. Notwithstanding the terms and provisions in the immediately preceding sentence, (i) Tenant and Tenant’s guests and invitees shall not, at any given time, be entitled to use more than three hundred (300) non-exclusive parking spaces, and (ii) Landlord shall have the right during the Lease Term to reserve parking spaces on the Land for the exclusive use of other tenants in the Building, provided the reservation of such spaces for the exclusive use of other tenants in the Building does not have the effect of denying Tenant the non-exclusive use of 300 parking spaces. Without limitation to the foregoing, Landlord shall mark all parking spaces that shall be for the exclusive use of the tenant of Suite 100, under the existing “Byrd Lease” (as defined in Exhibit “F” attached hereto). In addition, Landlord shall furnish Tenant with an additional fifty (50) non-exclusive parking spaces (“Off-Site Parking”) at either: (a) a parking site located at the southerly portion of the Town Center development (“Town Center Off-Site Parking”); or (b) at an alternative location within Carillon Office Park, provided, however, that Landlord agrees that it shall furnish a free shuttle service (during Tenant’s standard business hours of arrival and departure) to the employees of Tenant between such alternative location and the Building in the event that such alternative location is located outside of a diameter having a distance radius equal to the distance between the Building and the Town Center Off-Site Parking. The Off-Site Parking shall be furnished to Tenant without additional costs for the first three years of the term of this Lease. Thereafter, Tenant agrees to pay Landlord a monthly fee equal to $30.00 per parking space for the Off-Site Parking, plus applicable sales tax, during the fourth year of the term of this Lease. Thereafter, the Off-Site Parking fee shall be increased annually by an amount equal to 1.5% of the previous year’s parking fee rate.

16. Compliance with Laws.

Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction over the Premises. Without limiting the generality of the foregoing, in the event the Premises must be modified or any other action relating to the Premises must be undertaken in the future to comply with the Americans With Disabilities Act of 1990, as amended (the “ADA”), or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant. If the Common Areas, including the Building Exterior Common Areas, must be modified or any other action relating to the Common Areas or the Building Exterior Common Areas must be undertaken in the future to comply with the ADA or any similar federal, state or local statute, law, or ordinance and if such modification or action is required because of (i) any special or unique use or activity in the Premises or (ii) the performance of any alterations within the Premises, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant. Except as provided in the immediately preceding sentence, in the event the Common Areas, including the Building Exterior Common Areas, must be modified or any other action relating to the Common Areas, including the Building Exterior Common Areas, must be undertaken in the future to comply with the ADA or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith, subject to the terms and provisions of this Lease relating to the pass-through of Basic Costs) shall belong to Landlord.

17. Building Rules and Regulations.

Tenant shall comply with the rules and regulations applicable to the Building and the Building Exterior Common Areas (the “Rules and Regulations”) adopted and altered by Landlord from time to time and shall cause all of its agents, employees, invitees and visitors to do so; all changes to the Rules and Regulations will be sent by Landlord to Tenant in writing. The initial Rules and Regulations, which have been reviewed and approved by Tenant, are attached hereto as Exhibit E.

18. Entry by Landlord and Emergency Evacuations.

(a) Tenant agrees to permit Landlord and Landlord’s agents and representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective purchasers, mortgagees, tenants or insurers, to install or maintain devices to determine if Tenant’s electrical usage is in excess of design loads and capacities, and to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord must provide reasonable notice for of entry except for emergency circumstances and a tenant appointed escort is required.

(b) Landlord has the right to cause the evacuation of the Building in the event of any emergency or catastrophe. Notwithstanding the foregoing, the Landlord’s rights to evacuate due to a hurricane event are granted by and subject to the terms and conditions of Subparagraph 18(c) below.

(c) Notwithstanding the terms of the preceding subparagraph 18(b), Landlord shall have the right to cause the evacuation of the Building in the event of a hurricane, but such right shall be subject to and conditioned upon the issuance of: (i) a hurricane warning issued by the National Hurricane Center or National Weather Service for the evacuation zone in which the Building is located; and/or (ii) a mandatory order to evacuate the evacuation zone in which the Building is located by any governmental or quasi-governmental authority or agency having jurisdiction to order such evacuations in the event of an approaching hurricane (collectively the “Official Order”). Notwithstanding anything in this Paragraph 18 to the contrary, in the event that Tenant fails to evacuate the Building on or before the time set by the Official Order (the “Evacuation Deadline”), with or without a concurrent order of Landlord to evacuate, and provided Tenant’s failure to evacuate the Building by the Evacuation Deadline is not the result of any actions or negligence of Landlord and/or its agents and employees, then Tenant assumes all risk and liability, including any increases in insurance costs to Landlord, and hereby releases and waives all claims against Landlord from injury, death, loss or damage to person, property or business sustained in or about the Premises or the Building (including Tenant’s personal property and equipment) that arises directly from Tenant’s failure to evacuate the Building by the Evacuation Deadline. Provided Tenant’s failure to evacuate the Building by the Evacuation Deadline is not the result of any actions or negligence of Landlord and/or its agents and employees, Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to evacuate the Building by the Evacuation Deadline and, at Tenant’s sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any claims, actions, damages, liability and expense in connection with loss of life, personal injury, bodily injury, and/or damage to or destruction of Tenant’s property arising from such noncompliance or failure to evacuate the Building by the Evacuation Deadline. In the event Landlord shall be made a party to any litigation regarding or arising from Tenant’s failure to comply with the Evacuation Deadline, then Tenant shall protect and hold Landlord harmless and pay all costs and attorney’s fees incurred by Landlord in connection with such litigation, and any appeals thereof. Tenant shall have the right to suspend payment of any fine or penalty imposed during the period of time Tenant shall have the legal right to contest, in good faith, the imposition of any such fine or penalty, however, Tenant agrees to indemnify and hold

Landlord harmless from any and all claims for losses, expenses, fees, interest, and costs arising out of Tenant’s failure to evacuate the Building by the Evacuation Deadline and/or pay any fine or penalty related thereto.

19. Assignment and Subletting.

(a) Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises, (b) grant any concession or license within the Premises, (c) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (d) permit any other party to occupy or use all or any part of the Premises (collectively, a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed beyond 10 business days after receipt by Landlord of all required information reflecting the terms of the Transfer, as set forth hereinabelow. This prohibition against a Transfer includes, without limitation, except as otherwise set forth herein, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; (iv) the change in control in a partnership; or (v) conversion of Tenant to a limited liability entity. If Tenant converts to a limited liability entity without obtaining the prior written consent of Landlord: (i) the conversion shall be null and void for purposes of the Lease, including the determination of all obligations and liabilities of Tenant and its partners to Landlord; (ii) all partners of Tenant immediately prior to its conversion to a limited liability shall be fully liable, jointly and severally, for obligations of Tenant accruing under this Lease pre-conversion and post-conversion, and all members and other equity holders in Tenant post-conversion shall be fully liable for all obligations and liabilities of Tenant accruing under the Lease after the date such members and other equity holders are admitted to the limited liability entity as if such person or entity had become a general partner in a partnership; and (iii) Landlord shall have the option of declaring Tenant in default under this Lease. If Tenant requests Landlord’s consent to any Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; a copy of the proposed sublease or assignment agreement; banking, financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.

(b) If Tenant requests Landlord’s consent to a Transfer, Landlord shall have the option (without limiting Landlord’s other rights hereunder) of terminating this Lease with respect to the portion of the Premises subject to the proposed assignment, subletting or transfer upon thirty (30) days’ notice and of dealing directly with the proposed assignee, subtenant or transferee. If Landlord should fail to notify Tenant in writing of its decision within a thirty (30) day period after Landlord is notified in writing of the proposed assignment, sublease or other transfer, Landlord shall be deemed to have refused to consent to such assignment, sublease or transfer and to have elected to keep this Lease in full force and effect.

(c) Landlord hereby reserves the right to condition Landlord’s consent to any assignment or sublet upon Landlord’s receipt from Tenant of a written agreement, in form and substance acceptable to Landlord, pursuant to which Tenant, at Landlord’s option, shall pay over to Landlord, as Additional Rent hereunder, one hundred percent (100%) of all rent or other consideration received by Tenant from any such subtenant or assignee, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, and after taking into account Tenant’s reasonable expenses incurred in connection with such subletting or assignment.

(d) Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord’s consent (i) to any corporation or other entity resulting from a merger, acquisition, consolidation of or with Tenant; or (ii) in connection with the sale of all or substantially all of the assets of Tenant; or (iii) to any Affiliate (as that term is defined in this Paragraph 19(h)) of Tenant, so long as Tenant provides evidence to Landlord in writing that such assignment or sublease complies with the criteria set forth in (i) or (ii) above and provided the following conditions are met: (1) the net worth of the transferee is equal to or greater than the greater of Tenant’s net worth on the date of this Lease and Tenant’s net worth immediately prior to the effective date of the transfer, (2) if Tenant remains in existence as a separate legal entity following the transfer, it shall not be released from liability under this Lease, (3) the transferee shall assume in a writing delivered to Landlord all of Tenant’s obligations under this Lease effective upon the consummation of the transfer, and (4) Tenant shall give written notice to Landlord of the proposed transfer at least fifteen (15) days in advance of the consummation thereof. As used herein, “Affiliate” shall mean any entity controlling, controlled by, or under common control with, Tenant. Any subsequent Transfer by such Affiliate shall be subject to Landlord’s prior written consent (which Landlord may grant or deny in accordance with this Paragraph 19).

(e) If Tenant assigns, sublets or makes any other transfer of all or any portion of its interest(s) hereunder, Tenant named in this Lease shall remain directly and primarily responsible for the faithful performance and observance of all of the covenants and obligations on Tenant’s part to be performed in this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant hereunder (which, following any assignment or sublet, shall be joint and several with the assignee or subtenant), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

(f) Any assignee or subtenant hereunder shall be bound by and shall comply with all of the terms and provisions in this Lease, including, without limitation, the use restriction set forth in Paragraph 4 herein. As a condition to the effectiveness of any assignment that is permitted hereunder, the assignee shall, by an instrument in writing, assume and agree to perform (for the express benefit of Landlord) the terms hereof; and as a condition to the effectiveness of any sublease that is permitted hereunder, the subtenant shall acknowledge in writing (for the express benefit of Landlord) the existence of this Lease and shall covenant not to do or permit to be done anything that would constitute a breach hereof.

(g) Landlord’s consent to any Transfer hereunder shall not waive the requirement of its consent to any subsequent Transfer as required herein.

(h) Tenant covenants that it shall exclusively use the services of Echelon Real Estate Services, LLC (as exclusive agent for Tenant) or its successors or assigns, to market this Lease or any portions of the Premises for subleasing, to third parties. Further, no assignment or subletting shall be made to any person or entity for the conduct of business which is not in keeping with the standards and general character of the Building and appropriate credit standing. All rights and options of Tenant hereunder, if any, to expand the Premises, contract the Premises, extend or renew the Term, shorten the Term, and any right of first refusal shall automatically terminate upon the assignment of this Lease or upon sublet of all or any part of the Premises unless Landlord specifically agrees in writing that such rights and options shall continue. Tenant acknowledges that the restrictions on assignments and subleases described herein are a material inducement for Landlord entering into this Lease and shall be enforceable by Landlord against Tenant and against any assignee or subtenant or any other party acquiring an interest in this Lease.

20. Liens.

Tenant will not permit any mechanic’s lien(s) or other liens to be placed upon the Premises, the Building or the Land and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics’ or other liens against the Premises, the Building or the Land. In the event any such lien is attached to the Premises, the Building or the Land, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obliged to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be reimbursed by Tenant to Landlord on demand as Additional Rent.

The interest of Landlord shall not be subject to liens for improvements made by Tenant in and to the Premises. Tenant shall notify every contractor making such improvements of the provisions set forth in the preceding sentence of this paragraph. The parties agree, should Landlord so request, to execute, acknowledge and deliver without charge to Tenant, a Short Form Lease in recordable form in accordance with Chapter 713, Florida Statutes containing a confirmation that the interest of Landlord shall not be subject to liens for improvements made by Tenant to the Premises.

21. Landlord’s Insurance.

Landlord shall maintain property insurance on the Building and the Premises, such policy or policies to cover Landlord’s interest in the Building and Premises in amounts and in coverages considered by Landlord to be reasonable and customary. Such insurance shall be maintained at the expense of Landlord (as a part of Basic Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord relative to the Land and the Building (collectively, “Mortgagees”; each, a “Mortgagee”), as their respective interests shall appear. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord, Landlord shall furnish to Tenant, upon request of Tenant, a certificate or certificates of insurance certifying that the insurance coverage required is in force.

22. Tenant’s Insurance.

Tenant shall maintain, at its expense, in an amount equal to full replacement cost, property insurance on all of its personal property, including removable trade fixtures, located in the Premises to be written on a “Special Form” basis. Tenant shall also, at its own expense, maintain a policy or policies of commercial general liability insurance (occurrence coverage) with respect to the respective activities of Tenant on the Land and in the Building with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company authorized to conduct such business in the State of Florida. Such commercial general liability insurance to be maintained by Tenant and Landlord under this Paragraph 22 shall afford minimum protection of not less than $5,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Such insurance coverage maintained by Tenant also shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Landlord shall not be required to maintain insurance against thefts within the Premises or the Building or on the Land. Tenant shall, at Landlord’s request from time to time, provide Landlord with current certificates of insurance evidencing Tenant’s compliance with the terms and requirements of this Paragraph 22 herein. All policies required to be maintained by Tenant under this Paragraph 22 herein shall name Landlord and its Mortgagee as an additional insured and shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or change materially the coverage without first giving thirty (30) days prior written notice to Landlord. Tenant shall furnish to Landlord, upon request of Landlord, a certificate or certificates of insurance certifying that the insurance coverage required is in force.

23. Indemnity.

Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, invitees, licensees or any other person entering the Land, the Building Exterior Common Areas, the Building or the Premises under the invitation of Tenant or arising out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord, its officers, directors, agents, employees and invitees harmless from all liability and claims for any such damage or injury. In case Landlord shall be made a party to any such litigation, then Tenant shall protect and hold Landlord harmless and pay all reasonable costs and attorney’s fees incurred by Landlord in connection with such litigation, and any appeals thereof.

Tenant shall not be liable to Landlord, or to Landlord’s agents, servants, employees, customers, or invitees for any injury to person or damage to property to the extent caused by any act, omission, or neglect of Landlord, its agents, servants, employees, invitees, licensees or by any other person entering the Land, the Building Exterior Common Areas, the Building or the Premises under the express invitation of Landlord, or arising out of a default by Landlord in the performance of its obligations hereunder. Landlord hereby indemnifies and holds Tenant, its officers, directors, agents, employees and invitees, harmless from all liability and claims for any such damage or injury. In case Tenant shall be made a party to any such litigation, then Landlord shall protect and hold Tenant harmless and pay all reasonable costs and attorney’s fees incurred by Tenant in connection with such litigation, and any appeals thereof.

24. Waiver and Waiver of Subrogation Rights.

Anything in this Lease to the contrary notwithstanding (including, without limitation, Paragraph 23 herein), Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or a part thereof, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the property insurance policies referred to in Paragraph 21 and Paragraph 22 herein, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees. All insurance policies carried with respect to Paragraph 21 and Paragraph 22 herein, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against Landlord and Tenant.

25. Casualty Damage.

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such casualty) or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If, by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required to repair the damage is reasonably determined by Landlord to be in excess of two hundred forty (240) days from the date upon which Landlord is required to determine whether to terminate this Lease, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date Landlord delivers Tenant notice that the amount of time required to repair the damage has been determined by Landlord to be in excess of two hundred forty (240) days. If Landlord (or Tenant, if applicable) does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition as existed immediately prior to the occurrence of the casualty, except that Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building Shell Improvements and installing the Tenant Improvements in the Premises. Landlord shall not be obligated to restore the Building Shell Improvements or the Premises if the cost of the restoration work required under this Lease and all other leases of space in the Building exceeds the insurance proceeds actually received by Landlord as a result of the casualty. When the Tenant Improvements have been restored by Landlord, Tenant shall restore Tenant’s furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall equitably abate the Base Rental during the time and to the extent the Premises are unfit for occupancy and Tenant does not, in fact, use such Premises. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the Base Rental hereunder shall not be abated during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense are not covered by insurance proceeds.

26. Condemnation.

If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or Premises is thus taken or sold and the remaining portion of the Building can no longer be operated as a multi-tenant office building on a financially sound basis, in Landlord’s sole opinion, or if any Mortgagee should require that the condemnation proceeds payable as a result of such taking or sale be applied to the payment of the mortgage debt, Landlord (whether or not the Premises are affected by the taking or sale) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale and if a portion of the Premises is affected thereby, the Base Rental payable hereunder shall be equitably abated, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building Shell Improvements and installing the Tenant Improvements, nor shall Landlord in any event be obligated to restore the Building Shell Improvements or the Tenant Improvements if the cost of the restoration work required under this Lease and all other leases of space in the Building exceeds the amount received by Landlord for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

27. Damages from Certain Causes.

Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, national emergencies, court order, requisition, or order of governmental body or authority or by any other Force Majeure Matter, nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Premises.

28. Events of Default/Remedies.

(a) The following events shall be deemed to be events of default by Tenant under this Lease (each, an “Event of Default”; collectively, “Events of Default”):

(i) Tenant fails to pay any installment of Base Rental or Additional Rent when due and such failure continues for more than three (3) days after Tenant is given written notice of such failure (provided, however, Tenant shall not be entitled to such notice and cure period more than once in any calendar year during the Lease Term);

(ii) Tenant fails to comply with any provision of this Lease (other than clauses (iii), (iv), (v), (vi) and (vii) in this Paragraph 28(a)), all of which terms, provisions and covenants shall be deemed material and such failure continues for more than fifteen (15) days after Tenant is given written notice of such failure (provided such 15-day notice and cure period for non-monetary defaults shall be decreased or dispensed with, as reasonably required, in cases of emergency or in circumstances where such failure will result in a default by Landlord under other leases of space in the Building);

(iii) the leasehold hereunder demised is taken on execution or other process of law in any action against Tenant;

(iv) Tenant fails to take occupancy of the Premises or otherwise deserts, abandons or vacates any substantial portion of the Premises;

(v) Tenant becomes insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

(vi) Tenant takes any action to or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant’s notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or

(vii) a receiver or trustee is appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

Notwithstanding the foregoing provisions in this Paragraph 28(a), Tenant shall not be entitled to any notice and cure period in connection with Tenant’s obligation to vacate the Premises at the end of the Lease Term.

(b) Upon the occurrence under this Lease of any Event of Default by Tenant, whether enumerated in Paragraph 28(a) herein or not, Landlord shall have the option to pursue any one or more of the following remedies:

(i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord;

(ii) terminate Tenant’s right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease) and relet or attempt to relet the Premises for the account of Tenant and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Base Rental, Additional Rent or other sums due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any provision of this Lease;

(iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action;

(iv) accelerate and declare the entire remaining unpaid Base Rental and Additional Rent for the balance of the Lease Term to be immediately due and payable forthwith, and may, at once, take legal action to recover and collect the same; and

(v) exercise all other remedies and seek all damages available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

In the event Landlord elects to re-enter or take possession of the Premises after an Event of Default by Tenant, Tenant hereby waives notice of such re-entry or repossession and of Landlord’s intent to re-enter or take possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of Paragraph 31 herein shall apply with respect to the period from and after the giving of notice of such termination to Tenant. All of Landlord’s remedies under this Lease shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or an election of remedies.

(c) Any installment of Base Rental and any Additional Rent not paid to Landlord within ten (10) days following the date when due and payable shall bear interest from the date due until paid at the lesser of (i) the prevailing prime rate as published from time to time in the Wall Street Journal, plus six percent (6%) or (ii) the maximum lawful contract rate per annum.

(d) This Paragraph 28 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that notice, in writing only and delivered in accordance with Paragraph 37 herein, shall be sufficient to evidence and effect the termination therein provided for.

(e) Any personal property left in the Premises or any personal property of Tenant left about the Building at the expiration or termination of this Lease, the termination of Tenant’s right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, shall be deemed abandoned by Tenant and may, at the option of Landlord, be immediately removed from the Premises or such other space by Landlord and stored by Landlord at the full risk, cost and expense of Tenant. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. In the event Tenant does not reclaim any such personal property and pay all costs for any storage and moving thereof within thirty (30) days after the expiration or termination of this Lease, the termination of Tenant’s right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, Landlord may dispose of such personal property in any way that it deems proper. If Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of any Rent or other expenses due Landlord, together with the cost of storage and moving and the expense of the sale. Notwithstanding anything contained herein to the contrary, in addition to the rights provided herein with respect to any such property, Landlord shall have the option of exercising any of its other rights or remedies provided in the Lease or exercising any rights or remedies available to Landlord at law or in equity.

29. Security Deposit; Letter of Credit. (intentionally deleted)

30. Peaceful Enjoyment.

Tenant shall, and may peacefully have, hold, and enjoy the Premises against Landlord and all persons claiming by and through or under Landlord for the Lease Term, subject to the other terms hereof, provided Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of

Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder.

31. Holding Over.

If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed a tenant at will. In the event of any such holding over by Tenant after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Paragraph 28(b) herein, Tenant shall, throughout the entire holdover period, pay Base Rental, for the first three months of such holdover period, equal to one hundred fifty percent (150%) of the applicable Base Rental in effect immediately before the holdover period began, and for each month thereafter, equal to two hundred percent (200%) of the applicable Base Rental in effect immediately before the holdover period, and such payments shall be made together with all applicable Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s written consent. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the Lease Term.

32. Subordination to Mortgage.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing or hereafter arising upon the Premises, the Building and/or the Land, and to any renewals, modifications, refinancings and extensions thereof, but Landlord agrees that it shall obtain a non-disturbance and attornment agreement from the holders of such liens in form reasonably acceptable to Tenant. Notwithstanding the foregoing, the failure of Landlord to obtain such agreements from the holders of such liens, after the exercise by Landlord of diligent and good faith efforts, shall not be deemed a default by Landlord under this Lease.

33. Estoppel Certificate.

Tenant agrees that it will, from time to time upon request by Landlord and within ten (10) days of such request, (a) cooperate and execute and deliver to such persons as Landlord shall request an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that, to the best knowledge of Tenant, Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require; and (b) deliver to

Landlord audited financial statements of Tenant, including a balance sheet and a profit and loss statement for the most recent two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accountant. If this Lease is guaranteed by a guarantor, then upon Landlord’s request, Tenant shall cause such guarantor to deliver to Landlord within ten (10) days thereafter, audited financial statements of the guarantor otherwise conforming to the preceding sentence. In the event that Tenant should fail to execute any such estoppel certificate promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such estoppel certificate in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.

34. Attorneys’ Fees.

In the event either party defaults in the performance of any of the terms of this Lease and the other party employs attorney(s) in connection therewith, the defaulting party agrees to pay the prevailing party’s reasonable attorneys’ fees and costs of litigation, whether at the trial level, on appeal or in any bankruptcy or administrative proceedings.

35. No Implied Waiver.

The failure of either party to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy in this Lease provided.

36. Personal Liability.

Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character (including, without limitation, the payment of any judgment) whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or any of Landlord’s agents, stockholders or partners or any mortgagee for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Building. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event shall Landlord be liable to Tenant, or any interest of Landlord in the Building be subject to execution by Tenant, for any indirect, special, consequential or punitive damages. In no instance whatsoever shall any present, past or future partner, officer, member, manager, director or employee of Tenant have any individual liability to Landlord for the satisfaction of any obligations or liabilities of Tenant under this Lease, all such individual liability, if any, being expressly, unconditionally and irrevocably waived and released by Tenant.

37. Notices.

Any notice, request, approval, consent or other communication required or contemplated by this Lease must, unless otherwise expressly provided herein, be in writing, and may be given or be served by depositing the same in the United States Postal Service, postpaid via certified mail or registered mail, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by a recognized overnight mail service. For purposes of notice, the addresses of the parties shall, until changed as provided herein, be as provided in the Lease Summary; provided, however, that any notices addressed to Landlord will only be effective if copies thereof are simultaneously sent to the parties stated below or such other address, notice of which has been given to the other party pursuant to this Paragraph 37.

AS TO LANDLORD:	To Landlord’s address set forth
in the Lease Summary

with a copy to:	Trenam Kemker Scharf Barkin Frye O’Neill & Mullis, P.A.
101 E. Kennedy Blvd., Suite 2700
Tampa, FL
Attn: Mary H. Quinlan

AS TO TENANT:	To Tenant’s address set forth
in the Lease Summary

with a copy to:	First Advantage
100 Carillon Parkway
Suite 300
St. Petersburg, Florida 33716
Attention: Corporate Counsel

Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party’s address for purposes of notice as set forth herein. The parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days written notice to the other party in the manner set forth herein.

38. Severability.

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

39. Recordation.

Tenant agrees not to record this Lease; provided, however, Landlord and Tenant shall promptly execute and deliver a memorandum or short form of this Lease, in recordable form, and suitable to provide record notice of this Lease.

40. Governing Law and Venue.

This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida and venue for any actions initiated by Landlord or Tenant shall be in Pinellas County.

41. Force Majeure.

Whenever a period of time is herein prescribed for the taking of any action by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of such party (collectively, “Force Majeure Matters”; each, a “Force Majeure Matter”), including, without limitation, the following: strikes; defaults or failures to perform by contractors or subcontractors; unavailability of materials; lockouts; acts of God; governmental restrictions, war, or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions or unusual inclement weather; a condemnation; failure of a governmental instrumentality to act in a timely fashion; any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction, including, without limitation, the issuance of an injunction enjoining such approval and/or issuance, as the case may be; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause. In no event shall the failure or inability to pay rent or other charges or monies due and payable under the terms of this Lease be a Force Majeure Matter or be deemed to be excused by Force Majeure Matters. Without limiting the generality of the foregoing, in the event a Force Majeure Matter affects Landlord’s construction and delivery obligation(s) relative to the Premises under this Lease, at Landlord’s option, the Commencement Date shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s).

42. Time of Performance.

Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

43. Transfers by Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations, except those obligations of Landlord with respect to which a default exists as of the effective date of such transfer or assignment.

44. Commissions.

Landlord warrants and represents to Tenant that Landlord has not engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder, other than Brokers for the purpose of leasing the Premises or in regard to this Lease. Tenant warrants and represents to Landlord that Tenant has not engaged, contracted with or dealt with any person, firm or entity (other than Brokers) to serve or act as a broker, agent or finder, for the purpose of leasing the Premises or in regard to this Lease. Landlord agrees to be solely responsible for the payment of any commission to Broker s relating to this Lease pursuant to a separate agreement between Landlord and Broker. Tenant shall and does hereby indemnify and hold harmless Landlord from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorneys’ fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Tenant, excluding the commission payable by Landlord to Brokers as described above.

45. Effect of Delivery of this Lease.

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and such delivery does not constitute an offer to Tenant or an option in favor of Tenant. This Lease shall not be effective until an original executed by both Landlord and Tenant is delivered to and accepted by Landlord.

46. Real Estate Investment Trust.

During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 46. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations or materially increase the other obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant’s interest in the Premises.

47. Hazardous Materials.

(a) Throughout the Lease Term, Tenant shall not knowingly cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, released, discharged, used, sold, transported, or located on or within any portion of the Premises, the Building or the Land by itself or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants; provided, however, minor quantities of Hazardous Materials may be used or stored in the Premises for cleaning purposes only or in connection with the use of office equipment and the normal operation of Tenant’s office only, so long as such quantities and the use thereof are permitted by or are exempt from applicable governmental regulation. Tenant agrees to give Landlord prompt written notice of any discovery, discharge, release or threatened discharge or threatened release of any Hazardous Materials on or about the Premises, the Building or the Land. Tenant agrees to promptly clean up any Hazardous Materials which are placed in the Premises or on the Land by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants and to remediate and remove any such contamination relating to the Premises, the Building and/or the Land, as appropriate, at Tenant’s cost and expense, in compliance with all applicable laws, ordinances, rules and regulations then in effect and to Landlord’s satisfaction, at no cost or expense to Landlord. Additionally, Tenant hereby agrees to indemnify and hold harmless Landlord and Landlord’s partners, officers, directors, members, affiliates, employees and agents from and against all loss, cost, damage, liability and expense (including attorneys’ fees and expenses) arising from or relating to any Hazardous Materials (other than those permitted above) which are placed in the Premises or the Building or on the Land by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants. For purposes of this Lease, the term “Hazardous Materials” means such substances as give rise to remediation requirements, duties or obligations under the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act of 1976, the Comprehensive Environmental Response, Compensation Liability Act of 1980, the Toxic Substances Control Act and any other state or federal environmental statutes, ordinances, rules or regulations.

(b) The terms and provisions in this Paragraph 47 shall survive the termination or earlier expiration of this Lease.

48. Landlord’s Right of Relocation. [Intentionally Deleted]

49. Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. By signing this Lease on Tenant’s behalf, the signatory for Tenant hereby represents the truth of such facts to Landlord.

50. Survival of Obligations.

Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rent payments, (ii) the condition of the Premises and the removal of Tenant’s property, and (ii) indemnity and hold harmless provisions in this Lease.

51. Confidentiality.

Tenant agrees, on behalf of Tenant and Tenant’s employees, agents, contractors, consultants, partners, affiliates, assignees and subtenants, not to disclose the terms of this Lease or the results of any audit of Landlord’s books and records under this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant’s interest in this Lease or any subtenant of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

52. Contractual Landlord’s Lien.

Landlord shall have at all times, a valid security interest to secure the payment of Base Rental, Additional Rent, and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement, or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant presently or which may hereinafter situated in the Premises, and all proceeds therefrom. Such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and other sums of money to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements, and conditions have been fully complied with and performed by Tenant. In consideration of this Lease, upon occurrence and the Event of Default by Tenant, Landlord may, in addition to any of the remedies provided herein, enter upon the Premises and take possession of any and all good, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with our without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase. Unless otherwise prohibited by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner described in Paragraph 37 of this Lease at least five (5) days before time of sale. Proceeds of any such disposition, plus any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees, whether incurred in court, out of court, on appeal or in bankruptcy administrative proceedings and other expenses), shall be applied as a credit against the indebtedness of the secured by the security interest granted in this Paragraph 52. Any surplus shall be paid to Tenant or as otherwise provided by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in the form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida.

53. Rent a Separate Covenant.

Subject to the terms and conditions of Paragraph 57, below, Tenant shall not for any reason withhold or reduce Tenant’s required payments of Base Rental and other charges provided in this Lease, it being expressly understood and agreed contractually by the parties that the payment of Base Rental, Additional Rent, and other charges provided under this Lease is a contractual covenant by Tenant that is independent of the other covenants of the parties under this Lease.

54. Radon.

As required by Florida Statutes, 404.056(6) 1995, Landlord notifies Tenant as follows:

“RADON GAS: Radon is a naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, it may present health risk to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.”

55. Miscellaneous Provisions.

The entire agreement, intent and understanding between Landlord and Tenant is contained in the provisions of this Lease and the exhibits attached hereto and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneously with this Lease shall have no legal or equitable effect or consequence unless reduced to writing herein or in the exhibits attached hereto. This Lease may not be modified except by a written instrument by the parties hereto. The terms “Landlord”

and “Tenant” and all pronouns relating thereto shall be deemed to mean and include corporations, partnerships and individuals as may fit the context, and the masculine gender shall be deemed to include the feminine and the neuter, and the singular number, the plural.

56. Special Stipulations as to Rights of Expansion and First Refusal.

The Special Stipulations, if any, set forth on Exhibit F attached to this Lease are incorporated herein by reference.

57. Landlord Default and Self-Help Remedy.

The occurrence of any of the following shall constitute a “Landlord Default” hereunder: (i) Landlord shall have failed to pay when due any sum owing from Landlord to Tenant hereunder, and such failure shall continue for a period of more than ten (10) business days after Tenant delivers notice to Landlord of such failure (unless paid into a mutually acceptable escrow because the amount or obligation to pay is in a good faith, bona fide dispute); or (ii) Landlord shall have failed to observe or perform or shall have breached in its observation or performance of, for reasons other than Force Majeure, any of the terms, covenants or conditions contained in this Lease on Landlord’s part to be performed or observed, and shall not cure such failure or breach within fifteen (15) days after the failure or refusal, however, should Landlord not reasonably be able to cure the default or breach within such 15-day period, then Landlord shall not be in default or breach so long as Landlord is diligently pursuing remedial efforts to completion within a reasonable time thereafter, not to exceed one hundred twenty (120) days after written notice thereof to Landlord (unless a longer grace period is provided for such breach or failure by Landlord elsewhere in this Lease). If such Landlord Default is not remedied or cured within the time periods provided herein, Tenant may pay or undertake to perform the acts required to be performed by Landlord under this Lease, whereupon all costs and expenses incurred by Tenant shall immediately be paid by Landlord to Tenant. In addition to Tenant’s rights contained herein or available in law or at equity, in the event Tenant obtains a final, non-appealable judgment against Landlord arising out of Landlord’s default under the Lease, Tenant may, to the extent the judgment is not paid by Landlord, elect to set off the amount of the judgment against the next due installments of Base Rent. The foregoing shall be Tenant’s sole remedy.

58. Financial Reports.

Upon the occurrence of any proposed sale or refinance by Landlord of the Building, or in the event of any default hereunder by Tenant beyond any applicable grace period, Tenant will furnish, within 15 days following Landlord’s request, Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant’s internally prepared financial statements, certified by Tenant.

59. Conditions Precedent.

(a) Landlord’s obligations to perform under this Lease are contingent upon Landlord obtaining financing for the Building and the improvement thereof with terms satisfactory to Landlord in Landlord’s sole discretion, and obtaining a non-disturbance agreement in form acceptable to Tenant, from the holder of any and all mortgages encumbering the Building.

(b) Tenant’s obligations to perform under this Lease are contingent upon Landlord (i) undertaking the sanitization of the interior of all existing HVAC equipment and duct work with an inspection report prepared by a licensed Florida contractor certifying the HVAC equipment and duct work have be sanitized as of the Effective Date (and specifically excluding and HVAC and related ductwork installed as part of the Tenant Improvements); (ii) undertaking the sealing and recaulking/grout work, as needed, of all exterior walls to the Building by a Florida licensed contractor); and (iii) producing an inspection report prepared by a Florida Licensed contractor certifying the roof of the Building is in sound and water-tight condition.

(c) Tenant’s and Landlord’s obligations to perform under this Lease are both contingent upon Landlord obtaining all necessary approvals or consents to the installation of an adequate fuel tank as an appurtenance to the back-up generator, which fuel tank and generator shall be installed in a location designated by Landlord. To the extent a regulatory agency requires an upgrade to the atrium portion of the Building smoke evacuation mechanical system, both Tenant and Landlord agree to use the planned building generator for this purpose. Tenant agrees that it shall maintain and keep in condition and repair, the generator and fuel tank and all other related equipment, at Tenant’s sole cost and expense.

60. Landlord Representations. Landlord hereby represents to Tenant, that, to Landlord’s knowledge, as of the Effective Date:

a.	The HVAC system presently serving the Building is in good working order and condition and was installed approximately five (5) years ago. It is Landlord’s understanding that the typical useful life of the chiller and condensing units should be approximately twenty (20) years.

b.	All of the restrooms have been refinished and new restrooms that are in compliance with current ADA regulations have been installed in the Building. Landlord has installed all improvements necessary to comply in all material respects with the requirements of city governmental building authorities.

As used herein, the term “to Landlord’s knowledge” shall mean the actual present knowledge of Darryl Le Clair, without having conducted any independent investigation or inquiry.

61. Roof Top Equipment.

Tenant shall have the right to install, maintain and operate a satellite dish or other antennae and related equipment (not to exceed 3 feet in overall height) (the “Equipment”) on the roof of the Building, but subject to the following terms and conditions:

a. The size and number and location of the Equipment shall be approved by Landlord prior to Tenant’s installation of the Equipment. Tenant shall deliver to Landlord Tenant’s plans and specifications for the installation of the Equipment and the surrounding screening for review and approval by Landlord’s engineer, and by the Federal Aviation Administration and other aviation authorities having jurisdiction thereover, if applicable, and the Carillon Property Owners Association (collectively, the “Authorities”) not less than thirty (30) days prior to commencing installation of the Equipment. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with Landlord or its designated agent’s or the review and approval by any of the Authorities, if applicable, of such plans and specifications as well as ensuring Tenant’s compliance with this provision. Tenant’s right to install the Equipment shall be wholly subject to the approval of the Authorities.

b. Tenant shall install the Equipment in an aesthetically pleasing manner and exercise all reasonable steps to shield or screen the Equipment from public view. Tenant shall fence or screen the Equipment so as to minimize any risks to ensure that the Equipment does not create a nuisance.

c. Tenant shall operate the Equipment in compliance with all applicable laws, rules, regulations and ordinances.

d. Landlord shall perform all roof penetrations and modifications necessary for the installation, maintenance or removal of Tenant’s Equipment. Tenant will reimburse Landlord for all costs and expenses incurred by Landlord in connection with such roof penetrations and modifications.

e. Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, contractors and representatives, harmless from and against any and all cost, claims, damages (including, but not limited to, any damage to the building, the roof or Landlord’s property), causes of action and liability which may arise by reason of any occurrence attributable to or arising out of Tenant’s installation, maintenance, repair, operation or removal of any of the Equipment, including without limitation, any claim or cause of action for injury to or death of any person or damage to any property arising therefrom and Tenant agrees to defend any claim or demand against Landlord, its agents or employees arising out of any such occurrence. Tenant shall, upon thirty (30) days prior written notice from Landlord, reimburse Landlord for all costs and expenses incurred by Landlord as a result of Tenant’s operation of the Equipment, including damages to the building and the furnishing of electric power for the operation of the Equipment.

f. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove the Equipment and repair all damage to the Building caused thereby.

g. Tenant’s Equipment shall not hinder or unreasonably interfere with any other tenants’ or licensees’ installation, operation and maintenance or repair of antennae or satellite equipment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered	100 CARILLON, LLC,
in the presence of:	a Delaware limited liability company

Print Name:	By:
Name:
Print Name:	Title:

TENANT:

Signed, sealed and delivered	FIRST ADVANTAGE CORPORATION
in the presence of:	a Florida corporation

Print Name:	By:
Name:
Print Name:	Title:

EXHIBIT A

Description of Land

All that certain tract or parcel of land lying and being in the City of St. Petersburg, Pinellas County, Florida, and being more particularly described as follows:

LEGAL DESCRIPTION:

Lot 1, Block 8, REPLAT OF CARILLON, according to the map or plat thereof recorded in Plat Book 96, Pages 29 through 36, inclusive, of the Public Records of Pinellas County, Florida.

EXHIBIT B

Designation of Premises

Rentable Square Footage:	20,450 RSF	First floor
	26,807 RSF	Second floor
	26,808 RSF	Third floor

Total	74,065 RSF

Commencing as of the Commencement Date, it is anticipated that Tenant shall take possession of the Premises in stages, until and through August 1, 2005, at which time it is anticipated that Tenant shall be in full occupancy of the entire Premises.

EXHIBIT “C-1”

RENT SCHEDULE

Based upon Rentable Square Footage:			Commencement Date (assuming
24,689			04/01/2005)
49,377			06/01/2005
74,065			08/01/2005
Term			Months	Total Gross Rent	Term Rent	Monthly Rent
Commencement Date (assuming 4/1/05)	-	05/31/05	2.0	$18.25	$75,095.71	$37,547.85
06/01/05	-	07/31/05	2.0	$18.25	$150,188.38	$75,094.19
08/01/05	-	03/31/06	10.0	$18.25	$901,124.17	$112,640.52
04/01/06	-	03/31/07	12.0	$19.25	$1,425,751	$118,813
04/01/07	-	03/31/08	12.0	$20.25	$1,499,816	$124,985
04/01/08	-	03/31/09	12.0	$21.25	$1,573,881	$131,157
04/01/09	-	03/31/10	12.0	$22.20	$1,644,243	$137,020
04/01/10	-	03/31/11	12.0	$23.15	$1,714,605	$142,884
04/01/11	-	03/31/12	12.0	$24.10	$1,784,967	$148,747
04/01/12	-	03/31/13	12.0	$25.00	$1,851,625	$154,302
04/01/13	-	03/31/14	12.0	$25.90	$1,918,284	$159,857
04/01/14	-	03/31/15	12.0	$26.80	$1,984,942	$165,412
04/01/15	-	03/31/16	12.0	$27.65	$2,047,897	$170,658
04/01/16	-	03/31/17	12.0	$28.50	$2,110,853	$175,904
04/01/17	-	03/31/18	12.0	$29.00	$2,147,885	$178,990

			156.0

EXHIBIT C-2

It is contemplated that Tenant shall take occupancy of all or a portion of one of the floors of the Building on the date of Substantial Completion (anticipated to be April 25, 2005). Thereafter, it is contemplated that Tenant may take occupancy of all or a portion of either of the remaining two floors of the Building prior to the scheduled full Building occupancy date of August 1, 2005 (“Early Occupancy”).

In the event that Tenant takes Early Occupancy of either or both of the remaining two floors, Tenant shall pay Landlord the Early Occupancy Fee at the daily rate of $582.02 per floor or portion thereof so occupied, for each day commencing as of the date of the Early Occupancy of such floor, until and through August 1, 2005.

EXHIBIT “D”

TENANT IMPROVEMENTS AND SPACE PLAN

WORK AGREEMENT

This Work Agreement is attached to and made a part of that certain Lease Agreement (the “Lease”), between 100 CARILLON, LLC, its successors and assigns (“Landlord”), and FIRST ADVANTAGE CORPORATION, a Florida corporation (“Tenant”). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

1. GENERAL.

1.1. Purpose. This Agreement sets forth the terms and conditions governing the design, permitting and construction of the leasehold improvements to be installed in the Leased Premises by Landlord either by or for the account of Tenant, pursuant to the terms of attached Schedule “2” to this Work Agreement (the “Tenant Improvements”)

1.2. Representatives. Landlord has appointed ECHELON REAL ESTATE SERVICES LLC (“ERES”) as its authorized representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Agreement. Tenant will promptly appoint and notify Landlord of the name, address and telephone number of its authorized representative (“Tenant’s Representative”) with full power and authority to bind Tenant for all actions taken with regard to the Landlord’s Work. Except as otherwise provided in this Work Agreement, including the attached Design and Construction Timeline, within three (3) working days of receipt of any requested approval of any item, document or other matter related to the Tenant Improvements, Tenant’s Representative shall approve or disapprove (with sufficient detail) any such request.

2. SUBSTANTIAL COMPLETION - TENANT IMPROVEMENTS.

2.1. Substantial Completion – Tenant’s Work. “Substantial Completion” of the Tenant Improvements shall be conclusively deemed to have occurred upon the issuance of a temporary certificate of occupancy or its equivalent by the proper governmental entity. Notwithstanding the above, the Tenant’s Work shall be considered Substantially Complete even though even though there remain to be completed in the Premises punch list items, including but not limited to details of construction, decoration or mechanical adjustment, and/or (b) there is a delay in the Substantial Completion of the Tenant Improvements Work due to a “Tenant Delay” as defined below.

2.2. Tenant Delay. The following items shall be referred to individually as a “Tenant Delay”, in addition to any other items described as a “Tenant Delay” in this Work Agreement:

(i) Any delay on the part of Tenant to the Design and Construction Timeline attached hereto as Exhibit “D;

(ii) Tenant’s request for any additional Tenant Improvements beyond that initially contemplated by the plans attached hereto as Exhibit “D”;

(iii) changes in the Tenant Improvements work requested by Tenant;

(iv) any other delay of any kind or nature to the extent caused by Tenant or its agents.

Schedule “2” to Exhibit “D”

Tenant Improvements — Performed by Contractor Hired by Landlord

Landlord and Tenant hereby agree as follows:

1. In order to “Substantially Complete” the Leased Premises by April 25, 2005, Landlord and Tenant have agreed to direct their respective schedules of submittals, reviews, responses and bid awards in accordance with the periods of time as reflected by the schedule of dates in the Design and Construction Timeline (“Timeline”) attached to and accompanying this Exhibit 5.1 and Schedule “2”. Tenant agrees to employ CSJM Architects for the purpose of preparing a space plan which delineates Tenant’s functional requirements in the Premises Tenant’s architect will, within fifteen (15) working days, submit to Landlord for Landlord’s approval, a space plan depicting Tenant’s requirements (“Space Plans”). Landlord agrees to pay CSJM within thirty (30) days of Space Plan completion and billing receipt, up to an amount equal to $.12 per rentable square foot of the Premises. The Space Plans will be prepared in strict accordance with all applicable building codes and ordinances, rules and regulations of applicable governmental authorities and will be subject to Landlord’s approval, in Landlord’s sole discretion. Tenant and Landlord shall have three (3) business days to mutually comment upon, respond to and approve the Space Plans.

2. Upon receipt and approval of the space plans, Landlord will submit the same to no less than three (3) general contractors (two (2) of which shall be Solutions, Inc. and Ed Taylor Construction) who have significant experience constructing Class A office interior space for detailed line item competitive bids using unit pricing. Landlord will deliver a copy of the bid comparison and preliminary pricing schedule to Tenant.

3. Tenant’s architect shall prepare detailed Construction Drawings and MEP’s and finish plans based upon the Space Plans, at Tenant’s expense, but subject to reimbursement from the Tenant Improvement Allowance, and thereafter submit the same to Landlord for Landlord’s approval (“Detailed Plans”), not later than January 31, 2005. The Detailed Plans will be prepared in strict accordance with all applicable building codes and ordinances, rules and regulations of applicable governmental authorities and will be subject to Landlord’s approval, in Landlord’s sole discretion. If Tenant fails to cause the Detailed Plans to be prepared and submitted to Landlord in a timely fashion, then Tenant agrees that any such delay in approval and delivery of Detailed Plans to Landlord will be a “Tenant Delay.” Time is of the essence of Tenant’s delivery of the Detailed Plans to Landlord. If, after Landlord’s approval of Detailed Plans, Tenant makes changes in the mechanical and electrical plans and specifications to be provided by Landlord, Tenant will pay to Landlord the cost of having such changes made and any delay to the Timeline shall be a Tenant Delay.

4. Upon receipt and approval of the Detailed Plans, Landlord agrees to prepare and deliver to Tenant a spreadsheet report detailing the bids for the cost of constructing Tenant’s Work according to Detailed Plans, based upon not less than three (3) competitive bids submitted by three (3) Florida A licensed general contractors having significant experience constructing Class A interior office space (two (2) of which shall be Solutions, Inc. and Ed Taylor Construction), all based solely upon the Detailed Plans. Landlord, Tenant and ERES will work diligently and in good faith to jointly review the bids and mutually agree upon the award of the construction contract, and then jointly award the construction contract to the contractor with a mutually acceptable bid that meets the Timeline, all not later than three (3) business days following delivery of the bid comparison and pricing schedule to Tenant.

5. After jointly awarding the construction contract to the contractor as provided in Section 4, above, Landlord will construct the Tenant’s Work in and upon the Premises in accordance with the same. All installations in excess of such scope of work will be for the Tenant’s account and Tenant will pay to Landlord, as Additional Rent, any sums in excess of such work promptly. Tenant agrees to pay, as Additional Rent, all amounts due to Landlord in connection with completion of the Tenant Improvements work as provided in Section 9 (b) of the Lease. Any changes in the Tenant Improvements work from the scope, materials or any other features contemplated by the approved Tenant’s Plans will be documented by a change order on a form required by Landlord, and paid for in advance in full by Tenant. Time is of the essence in delivery of Tenant’s Plans by Tenant to Landlord as provided herein. If, after construction commences, Tenant makes any changes to Tenant’s Plans which causes delay in the date that the Substantial Completion of the Tenant Improvements would otherwise have occurred, Tenant agrees that any such delay will be a “Tenant Delay.”

6. Landlord will provide a Tenant Improvements Allowance equal to $21.00 per rentable square foot for the entire Premises (being the total sum of $1,555,365.00). Any unused Tenant Improvements Allowance may be applied to Tenant’s moving expenses, to purchase a generator, cubes, Tenant FF&E to be installed in the Premises, and/or against future installments of Base Rental. Notwithstanding the foregoing, in no event will less than $1,259,105.00 of the total Tenant Improvements Allowance be expended for hard cost improvements to the Premises, and in no event will more than more than $296,260.00 be used to offset rent.

7. Landlord will permit Tenant and its agents to enter the Premises prior to April 25, 2005 or the date targeted for Substantial Completion in order for Tenant to perform, through its own contractors, approved in advance by Landlord, such other work and decorations as Tenant may desire, at the same time that Landlord’s contractors are working in the Premises. If granted, Landlord’s consent will be conditioned upon there being no interference with Landlord’s contractors by Tenant’s contractors in execution of their respective tasks. Tenant’s access pursuant to this subsection will be at all times subject to the direction, control and restrictions of Landlord. Tenant releases Landlord and agrees to defend, indemnify and save harmless Landlord from against any injury, loss or damage which may occur to any of Tenant’s decorations or installations so made prior to the Commencement Date of the Term. If any contractor or other person employed by Tenant or any contractor or subcontractor of Tenant causes a delay in completing any work being performed by Landlord, then such delay will constitute a “Tenant Delay.”

5. Tenant agrees to pay ERES a construction management fee equal to four percent (4%) of all construction costs and fees.

             (initials as to Tenant)

             (initials as to Landlord)

First Advantage Corporation

100 Carillon

Design and Construction Timeline - REVISED

Includes Competitive Bid

January 13, 2005

Task		Start Date	Completion Date
1.	Space Planning Process – 3 weeks Space planning & design process is conducted by CSJM Architects and affiliated Engineers – St. Petersburg	10/25/04	11/30/04
a.	Partition and Work Station Plan – with multiple revisions
b.	Partition and Work Station Plan Approved by First Advantage Corporation – Steve Smith and Senior Management Team

2.	Preliminary Pricing – 2 weeks	12/01/04	12/17/04
3.	Lease Execution		01/05/05
4.	Architectural CDs & MEP process – 4 weeks	01/03/05	01/31/05
a.	Architectural CDs including finish schedule to First Advantage
b.	First Advantage Corporation signs off on architectural CDs
c.	MEP Engineer Selection	01/10/05	01/12/05
d.	Work Station Design & Supplier, with hook-up requirements		01/12/05
e.	Generator Info to Engineer		01/12/05
f.	Castille Building Standards to CSJM		01/12/05
g.	Engineering (MEP) drawings complete		01/31/05
h.	First Advantage Corporation signs off on MEP drawings		02/01/05

5.	Competitive General Contractor Bid – 3 weeks	02/01/05	02/22/05
a.	Approved CDs on Mylar to 3 General Contractors for Bid
b.	General Contractor meets with various subcontractors in building
c.	CD revisions (if any) to all General contractors
d.	Prices back from subcontractors to General Contractors
e.	General Contractors submit bids to ERES
f.	ERES creates bid comparison spreadsheet and asks follow-up questions
g.	First Advantage and ERES award bid to GC with lowest legitimate bid

6.	Early Landlord Demo	02/01/05	03/01/05
a.	Architectural Demo Permit drawings completed		01/13/05
b.	Demo Permit Set submitted to City of St. Pete	01/14/05	01/21/05
c.	Engineering Demo Permit drawings completed		01/17/05
d.	Demo Permit Awarded		01/21/05

7.	Permitting – 4 weeks. Permits will be pulled by Permitting Service. Permitting will be done simultaneously with competitive GC bid.	02/01/05	03/01/05	*
a.	Landlord submits approved CDs to Building Department
b.	CD revisions (if any) to Building Department
c.	Permit award date
d.	General Contractor picks up permit set
e.	* NOTE: Multiple Permits may be processed to facilitate the staggered completion dates in Section 8 below.

8.	Construction – approximately 8 weeks per floor	03/01/05	04/25/05
a.	First Advantage Corporation lease commences		04/01/05
b.	Substantial Completion - Base Building & 3rd Floor		04/25/05
c.	Substantial Completion - Generator & 2nd Floor		06/01/05
d.	Substantial Completion - 1st Floor		08/01/05
e.	Punch List – to be completed within 30 days of each floor completion
f.	Tenant Workstation & Network Cabling Installation – to be scheduled with General Contractor & ERES
g.	Other Tenant FF&E - to be installed after Substantial Completion

EXHIBIT E

Rules and Regulations

1.	Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by any tenant or its officers, agents, servants, and employees, or be used for any purpose other than ingress and egress to and from premises in the Building, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2.	Plumbing, fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3.	No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. However, the prohibition in the immediately preceding sentence shall not limit or restrict any tenant’s right to maintain within the premises occupied by such tenant any signs, directories, posters, advertisements, or notices so long as such items are not visible from the exterior of the premises occupied by such tenant or from the Common Areas of the Building. Building standard suite identification signs will be prepared by Landlord at each tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to any tenant, at the expense of the responsible tenant.

4.	No tenant shall do, or permit anything to be done, in or about the Building, or bring or keep anything therein or on property kept therein, that will in any way increase the rate of fire or other insurance on the Building (unless Tenant pays for any and all such increased costs and premiums), or otherwise increase the possibility of fire or other casualty.

5.	Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

6.	Each tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7.	All deliveries must be made via the service entrance, when provided, during normal working hours.

8.	Each tenant shall cooperate with Landlord’s employees in keeping such tenant’s premises neat and clean.

9.	Each tenant shall not cause or permit any improper noises in the Building, allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or persons having business with them. However, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant and that such food services facility may emit odors normally associated with the operation of such on-site food services facilities.

10.	No animals shall be brought into or kept in or about the Building.

11.	When conditions are such that a tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of such tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

12.	No machinery of any kind, other than ordinary office machines such as personal computers and related servers, voicemail equipment and other communications equipment, typewriters, information processing systems, copy machines, and calculators, shall be operated in any premises in the Building without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials. No space heaters or fans shall be operated in the Building.

13.	No motorcycles or similar vehicles will be allowed in the Building.

14.	No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except as approved by Building maintenance personnel. Notwithstanding the foregoing, a tenant may decorate the interior of such tenant’s premises at such tenant’s sole discretion provided such decorations do not impact the structural integrity of the Building and cannot be seen from the exterior of the Building or from any Common Areas of the Building.

15.	Landlord has the right to evacuate the Building when Landlord, using reasonable prudent judgment and in good faith, deems it necessary in the event of a possible emergency or catastrophe, or as may be directed by any governmental authority having jurisdiction thereover. Notwithstanding the forgoing, in the event the Tenant does not evacuate the building Tenant hereby assumes all risk and liability and hereby releases and waives all claims against Landlord, its officers, directors, agents, employees and invitees (collectively the “Landlord Parties”) from injury, death, loss or damage to person, property or business sustained in or about the Premises or the Building (including Tenant’s personal property and equipment) that arises directly from Tenant’s failure to evacuate the Building in a timely fashion. The foregoing is subject to the terms and conditions of Paragraph 18 of the Lease.

16.	No food and/or beverages shall be distributed from any tenant’s office without the prior written approval of the Building manager, provided that a tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of such tenant’s employees and invitees. Furthermore, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises.

17.	No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys or access cards or codes shall be furnished by Landlord, and the same shall be surrendered upon termination of the applicable lease, and each tenant shall then give Landlord or Landlord’s agent an explanation of the combination of all locks on the doors or vaults. Replacement keys or access cards or codes (i.e., replacements for keys or access cards or codes previously issued by Landlord) shall be obtained only from Landlord, and Tenant shall pay to Landlord (as Additional Rent, within thirty (30) days after Tenant receives an invoice therefor) the actual costs incurred by Landlord in obtaining and issuing replacement keys or access cards or codes for keys or access cards or codes previously issued.

18.	Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for the responsible tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

19.	Each tenant shall comply with reasonable parking rules and regulations as may be posted and distributed by Landlord from time to time.

20.	No portion of the Building shall be used for the purpose of lodging rooms.

21.	Prior written approval, which shall be at Landlord’s sole but reasonable discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever.

22.	No tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by licensed contractors and/or workmen.

EXHIBIT F

Special Stipulations and Rights

1. Extension Options. So long as this Lease is in full force and effect, and Tenant is not in default beyond any applicable notice and cure period in the performance of any of the covenants or terms and conditions of this Lease at the time of notification to Landlord or at the time of commencement of either Extension Period, as that term is hereinafter defined. Tenant shall have the option (the “Extension Option”) to extend the Term for the entire Premises for two (2) additional periods of five (5) years each (each being an “Extension Period”), at the Prevailing Market Rate (as hereinafter defined), subject to the following terms and conditions: Tenant shall provide Landlord with twelve (12) months written notice of its desire to extend this Lease for each applicable Extension Period. “Prevailing Market Rate” shall mean the then prevailing market rate for rent for new leases comparable to this Lease for space comparable to the Premises in comparable buildings within a five mile radius of the Building, similar in age, quality and amenities, on a net effective basis by taking into account such factors offered to third party tenants for comparable space as (x) the base services year for pass-through expenses, and (y) rent concessions, tenant improvement or moving allowances or lease commissions saved or incurred. Within fifteen (15) days after Tenant’s exercise of the applicable Extension Option, Landlord shall advise Tenant in writing of its determination of the Prevailing Market Rate, on a rentable square foot basis, and the Basic Costs Expense Stop for the payment of Operating Expenses by Tenant as of the beginning of the Extension Period and any escalations of said Prevailing Market Rate during the Extension Period. Within five (5) days of receipt of Landlord’s notice, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate proposed by Landlord. If Tenant accepts such rate and Basic Costs Expense Stop in writing, then the Base Rent rate and Basic Costs Expense Stop during the applicable Extension Period shall be said rate with escalations as provided in the determination, if any, and Basic Costs Expense Stop. If Tenant rejects in writing the Prevailing Market Rate and Basic Costs Expense Stop proposed by Landlord, Landlord and Tenant shall negotiate in good faith for a period of fifteen (15) days to reach a mutual agreement on the Prevailing Market Rate. If the parties are unable to come to an agreement within such period, Tenant shall have the option, exercisable by written notice delivered to Landlord within five (5) days after the expiration of such fifteen (15) day period, to elect to arbitrate such rate. Tenant shall have the option to specify in such notice its selection of an MAI appraiser, who shall act on Tenant’s behalf in determining the Prevailing Market Rate and Basic Costs Expense Stop or elect to allow the then-current Term of this Lease to expire. Within fifteen (15) days after Landlord’s receipt of Tenant’s selection of an MAI appraiser, Landlord, by written notice to Tenant shall designate an MAI appraiser, who shall act on Landlord’s behalf in the determination of the Prevailing Market Rate and Basic Costs Expense Stop. Within fifteen (15) days of the selection of Landlord’s appraiser, the two appraisers shall select a third appraiser meeting the qualifications stated below. Each of the parties shall bear one-half (1/2) of the third appraiser’s fee. If the three (3) appraisers are unable to agree upon the Prevailing Market Rate and Basic Costs Expense Stop within the fifteen (15) days following the appointment of the third appraiser, then each appraiser shall separately determine the Prevailing Market Rate, they shall average the two (2) closest figures, and within three (3) days after the expiration of such fifteen (15) day period, the appointed third appraiser shall notify Landlord and Tenant of such averaged determination of the Prevailing Market Rate, which averaged determination shall be binding upon both Landlord and Tenant. In the event that one of the three appraisal Prevailing Market Rates is equidistant between the highest and the lowest, then notwithstanding the foregoing sentence, there shall be no averaging, and the equidistant Prevailing Market Rate shall be the final arbitrated rate. In the event that the appraisal process has not been completed prior to the commencement of the applicable Extension Period, then upon commencement of the applicable Extension Period, and until the process is completed (the “Interim Period”), Tenant shall pay Landlord monthly Base Rental equal to the monthly Base Rental for the immediately preceding Lease year, until the increase in the Base Rental is determined by such process as provided herein; provided, however, that such payments made during the Interim Period shall be subject to adjustment based upon the results of such process. If, as a result of such appraisal process, it is determined that Tenant has underpaid Base Rental during the Interim Period, then such underpaid Base Rental shall be due from Tenant to Landlord within ten (10) days after expiration of the Interim Period. All appraisers selected in accordance with this subparagraph must be licensed in the state of Florida as MAI appraisers and shall have at least ten (10) years prior experience in commercial office leasing in the metropolitan Tampa Bay area. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this subparagraph for the then applicable Extension Period. Landlord shall bear the fee and expenses of its appraiser and Tenant shall bear the fee and expenses of its appraiser.

2. Suite 100 Expansion Option. Landlord grants to Tenant the one-time right (the “Suite 100 Expansion Right”) to lease the Suite 100 Space, as hereinafter defined, at any time during the Lease Term, on and subject to the following terms and conditions. The Suite 100 Expansion Right is: 1) effective only if the tenant under the “Byrd Lease” (as defined hereinafter) vacates; 2) if Tenant is not in default under this Lease beyond any applicable notice and cure period; and 3) Tenant’s financial condition, as revealed by its most recent financial statements, must demonstrate that Tenant’s net worth is at least equal to its net worth at the time this Lease was executed and that other financial criteria are at least equal to its current financial condition.

a. As used herein, the term “Suite 100 Space” shall mean that certain office space consisting of approximately 5,567 rentable square feet in the Building, and currently subject to that certain lease between Landlord and The Byrd Corporation (the “Byrd Lease”). Notwithstanding anything herein to the contrary, in the event that Tenant exercises the Suite 100 Expansion Right, it shall be deemed that the Premises, as expanded by the Suite 100 Space, shall consist of a total area of 79,660 rentable square feet.

b. At such time that the Suite 100 Space becomes, or about to become vacant because the Byrd Lease has or will expire without a renewal or extension thereof whether pursuant to an express renewal or extension option or not and Landlord desires to lease the Suite 100 Space, Landlord agrees that it will promptly so notify Tenant in writing of the rental rate offered to a third party (“Third Party Offer”) or if no Third Party Offer is outstanding, then Landlord will offer the then current rental rate under the terms of this Lease. Tenant shall have a period of ten (10) business days after the date of the notice to Tenant within which to exercise the Suite 100 Expansion Option (the “Acceptance Period”) by delivery to Landlord to written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the Suite 100 Expansion Option, or elects not to exercise the Suite 100 Expansion Option, the same shall lapse, and be of no further force and effect, and Landlord shall be free to lease the Suite 100 Space.

c. Within ten (10) business days after the effective date of Tenant’s exercise of the Suite 100 Expansion Option, Landlord and Tenant shall enter into an amendment to this Lease adding the Suite 100 Space to the Premises, which amendment shall subject the Suite 100 to the terms and provisions of this Lease, except that the Base Rent and Basic Costs Expense Stop relating to the Suite 100 Space shall be the lesser of either the then current Basic Rent and Basic Expanse Stop rate set forth in this Lease or the rates as set forth in the Third Party Offer, and shall contain such other terms or modifications as may be appropriate, all commencing and accruing effective as of the date that the Suite 100 Space is vacated by the tenant under the Byrd Lease. In addition to the foregoing, it shall be stipulated and stated in the lease amendment that: (i) the Premises, as expanded by the Suite 100 Space, shall consist of a total area of

79,660 rentable square feet; (ii) “Tenant’s Proportionate Share” shall be 100%; and (iii) there shall be no “Common Area” other than the Building Exterior Common Area and the roof top and such other means of ingress and egress and mechanical or electrical rooms or areas within the Building as may be necessary to permit Landlord to perform its obligations under this Lease or under agreements with third parties for use or space on the roof, or by law. The term with respect to the Suite 100 Space shall be coterminous with this Lease Term. There shall be no tenant allowance. Tenant and Landlord shall use their best efforts to respectively execute and deliver the lease amendment within fifteen days following the delivery of the same to Tenant; provided, however, the terms and provisions of the lease amendment as set forth herein shall be self-effectuating, and failure of the parties to execute such lease amendment shall not negate or nullify the terms and conditions and obligations between the parties hereto as it relates to the Suite 100 Space as provided in this paragraph.

d. The right granted to Tenant under this paragraph is personal to Tenant, and in the event of any assignment of this Lease or sublease of the Premises by Tenant to any party, this right shall thenceforth be void and of no further force and effect.

3. New Construction Expansion Right.

a. Landlord grants to Tenant the one-time right (the “New Construction Expansion Right”) to lease the “New Construction Space”, as hereinafter defined in the Building, on and subject to the following terms and conditions.

b. The New Construction Expansion Right is not effective or exercisable by Tenant during the existence of a default by Tenant under this Lease beyond any applicable notice and cure period (which cure period may be extended by Landlord in the event that Tenant is not reasonably able to cure the default or breach within such cure period and Tenant is diligently pursuing remedial efforts to completion within a reasonable time thereafter, not to exceed one hundred twenty (120) days). In addition, Tenant’s financial condition, as demonstrated by its then most recent financial statements, must show the Tenant’s net worth is at least equal to its net worth at the time this Lease was executed and that other financial criteria are at least equal to its current financial condition. In addition, the New Construction Expansion Right shall terminate and be null and void upon the sale or transfer of the Building by 100 Carillon, LLC to third party, or upon the sale or transfer of all of the membership interest in 100 Carillon, LLC by Echelon Development LLC to a third party. Furthermore, the New Construction Expansion Right is not effective or exercisable by Tenant at any time that there is less than five years preceding the expiration of the Lease Term (as may be extended by the exercise of any of the Extension Periods). The term with respect to the New Building Space shall be coterminous with this Lease Term; provided, however, if Tenant exercises this New Construction Expansion Right at any time during the last ten (10) years of the Term or during any Extension Period, then Tenant agrees that the Lease Term for the entire Premises, including the New Construction Space, shall be extended so that there is a minimum of ten (10) years left remaining in the Term, including the exercise of any renewal options.

c. Tenant shall exercise its New Construction Expansion Right by timely delivering written notice to Landlord (“New Expansion Notice”).

d. Upon delivery of the New Expansion Notice, Landlord and Tenant each agree that they shall use good faith in reviewing and negotiating plans, drawing, projected construction timeframes, projected costs, and other material terms and conditions for the design, construction and leasing of an additional approximate 30,000 rentable square feet of office space in the Building and additional parking to provide at least 4 parking spaces per 1,000 rentable square feet of such additional space (“New Construction Space”). In addition, Tenant shall provide Landlord with security or a bond in form and amount satisfactory to Landlord in Landlord’s sole discretion, to assure Tenant’s performance of its agreement to lease the New Construction Space following the completion of its construction. Notwithstanding the foregoing, any and all obligations hereunder shall be subject to and conditioned upon Landlord obtaining all necessary development rights, platting, permits, governmental and Carillon Property Owners Association approvals, and financing (including, without limitation, the approval or consent of the holder of any lien on the Land to construction financing of the New Construction Space, all at terms acceptable to Landlord, in Landlord’s sole discretion. Furthermore, the rental rate and parking charges for such New Construction Space shall be based upon the then current market return on the cost of development of such New Construction Space, and Tenant acknowledges any New Construction Space will require structured parking. The proposed lease or lease amendment must also contain such other mutually acceptable terms and conditions, without regard to the existing terms and conditions set forth in this Lease; provided however, Landlord and Tenant agree that Tenant’s allowance for leasehold improvements shall $21.00 per rentable square foot. Notwithstanding the foregoing, in the event that Landlord and Tenant cannot, in good faith, agree upon the rent, charges, security, and other terms and conditions to govern the construction and lease of the New Construction Space within four months following Tenant’s New Expansion Notice, then either party may elect to terminate further negotiations, whereupon all rights and liabilities arising under this Stipulation No. 3 of this Exhibit F shall cease.

e. The right granted to Tenant under this paragraph is personal to Tenant, and in the event of any assignment of this Lease or sublease of the Premises by Tenant to any party, this New Construction Expansion Right shall thenceforth be void and of no further force and effect.

4. New Carillon Building Expansion Right.

In the event that, prior to the two years preceding the expiration of the Lease Term (as may be extended by the exercise of any of the Extension Periods) Landlord elects to construct and own a speculative office-only building in Carillon Park that does not have pre-existing lease commitments for occupancy and sale to any third party or is not intended for development as an office or residential condominium (“New Building”), Landlord shall thereafter grant to Tenant the one-time right (the “New Carillon Building Expansion Right”) to lease office space in the New Building (“New Building Space”) consisting of not less than 50,000 rentable square feet, on and subject to the following terms and conditions.

a. The New Carillon Building Expansion Right is not effective or exercisable by Tenant during the existence of a default by Tenant under this Lease beyond any applicable notice and cure period (which cure period may be extended by Landlord in the event that Tenant is not reasonably able to cure the default or breach within such cure period and Tenant is diligently pursuing remedial efforts to completion within a reasonable time thereafter, not to exceed one hundred twenty (120) days). In addition, Tenant’s financial condition, as revealed by its most recent financial statements, must demonstrate that Tenant’s net worth is at least equal to its net worth at the time this Lease was executed and that other financial criteria are at least equal to its current financial condition. In addition, the New Carillon Building Expansion Right shall terminate and be null and void upon the sale or transfer of the Building by 100 Carillon, LLC to third party, or upon the sale or transfer of all of the membership interest in 100 Carillon, LLC by Echelon Development LLC to a third party. Furthermore, the New Carillon Building Expansion Right is not effective or exercisable by Tenant at any time that there is less than five years preceding the expiration of the Lease Term (as may be extended by the exercise of any of the Extension Periods). The New Carillon Building Expansion Right is effective only upon the receipt by Landlord of all development rights, platting, permits, governmental and Carillon Property Owners Association approvals, and financing, all at terms acceptable to Landlord, in Landlord’s sole discretion.

b. In the event that Landlord elects to cause the New Building to be constructed prior to two years preceding the expiration of the Lease Term (as may be extended by the exercise of any of the Extension Periods), Landlord shall offer the New Building Space to Tenant in writing (“First Offer Leasing Notice”), which notice shall contain a description of the New Offer Building Space and the projected date of completion of the New Building (excluding any tenant improvements) and the desired terms and conditions of rent and other charges. Tenant shall exercise its New Carillon Building Expansion Right by timely delivering written notice to Landlord (“New Building Notice”) not later than thirty days following the receipt of the First Offer Leasing Notice.

c. Upon delivery of the New Building Notice, Landlord and Tenant each agree that they shall use good faith efforts to negotiate the rent, charges, security, and other mutually acceptable terms and conditions of a lease for the New Building Space having a term of not less than ten (10) years, all without regard to the existing terms and conditions set forth in this Lease. Notwithstanding the foregoing, in the event that Landlord and Tenant cannot, in good faith, agree upon the rent, charges, security, and other terms and conditions to govern the lease of the New Building Space within four months following Tenant’s New Building Notice, then either party may elect to terminate further negotiations, whereupon all rights and liabilities arising under this Stipulation No. 4 of this Exhibit F shall cease. Notwithstanding the foregoing, in the event that Landlord and Tenant execute and deliver a mutually acceptable lease for New Building Space consisting of not less than 110,000 rentable square feet and containing a lease term of not less than 13 years, then Landlord and Tenant will agree to terminate any and all then remaining obligations arising under the terms of this Lease.

d. The right granted to Tenant under this paragraph is personal to Tenant, and in the event of any assignment of this Lease or sublease of the Premises by Tenant to any party, this New Carillon Building Expansion Right shall thenceforth be void and of no further force and effect.